                             PARTICIPATION AGREEMENT

                                   [NW 1989 B]

         THIS PARTICIPATION AGREEMENT [NW 1989 B] dated as of March 15, 1989, among (i) Northwest Airlines, Inc., a corporation existing pursuant to the laws of the State of Minnesota (herein called "Lessee"), (ii) the institution listed in Schedule I hereto and identified therein as the "Owner Participant" which executes and delivers a counterpart of this Agreement and of the Trust Agreement (as hereinafter defined) (herein called the "Owner Participant"), (iii) the institution listed in Schedule I hereto and identified therein as the "Original Holder" which executes and delivers a counterpart of this Agreement (herein called the "Original Holder"), (iv) The First National Bank of Boston, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement (herein, in such latter capacity, together with any successor owner trustee, called the "Owner Trustee"), and (v) Meridian Trust Company, not in its individual capacity except as expressly provided herein, but solely as trustee under the Equipment Trust Agreement (as hereinafter defined) (herein, in such latter capacity, together with any successor trustee, called the "Equipment Trust Trustee");

                                   WITNESSETH:

         WHEREAS, pursuant to the Purchase Agreement between Lessee and the Manufacturer, the Manufacturer has agreed to sell to Lessee, among other things, certain Boeing 747-451 aircraft, one of which has been recently purchased from the Manufacturer by Lessee and is the subject of this Agreement;

         WHEREAS, Lessee purchased the Aircraft from the Manufacturer and intends to sell such Aircraft to the Owner Trustee for immediate lease-back;

         WHEREAS, subject to the terms and conditions of this Agreement, the Owner Trustee agrees to purchase the Aircraft from Lessee;

         WHEREAS, subject to the terms and conditions of this Agreement, the Equipment Trust Trustee on behalf of the Holders from time to time of the Certificates agrees to acquire security title to the Aircraft from the Owner Trustee;

         WHEREAS, concurrently with the delivery of the Aircraft to the Owner Trustee,
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PARTICIPATION AGREEMENT             NW 1989 B


                  (i) Lessee and the Owner Trustee will enter into a Purchase Agreement Assignment [NW 1989 B], dated as of the date hereof whereby Lessee will assign to the Owner Trustee rights and interests of Lessee under the Purchase Agreement with respect to the Aircraft; and

                  (ii) the Manufacturer will execute the Consent and Agreement [NW 1989 B], substantially in the form attached to the Purchase Agreement Assignment, with respect to the Purchase Agreement Assignment;

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Participant is entering into a Trust Agreement [NW 1989 B], dated as of the date hereof, with the Owner Trustee, pursuant to which Trust Agreement the Owner Trustee agrees, among other things, to hold the Trust Estate for the use and benefit of the Owner Participant;

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee, Lessee and the Equipment Trust Trustee, for the benefit of the Original Holder and the other Holders from time to time of the Certificates, are entering into the Equipment Trust Agreement [NW 1989 B], dated as of the date hereof, whereby the Owner Trustee agrees, among other things, to convey legal title to the Aircraft for security purposes only to the Equipment Trust Trustee and to deposit, mortgage and pledge with the Equipment Trust Trustee as part of the Estate all of the properties held in trust by the Owner Trustee under the Trust Agreement (other than Excluded Payments), and to lease the Aircraft back from the Equipment Trust Trustee and the Equipment Trust Trustee agrees, among other things, to issue Equipment Trust Certificates as evidence of the indebtedness to the Original Holder arising from the Original Holder's making a loan to finance the acquisition of such rights to the Aircraft, and to lease the Aircraft to the Owner Trustee;

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Owner Trustee and Lessee have entered into the Lease Agreement [NW 1989 B], dated as of the date hereof (such Lease Agreement, as the same may be amended or supplemented from time to time to the extent permitted by the terms thereof and this Agreement, herein called the "Lease", such term to include, unless the context otherwise requires, the Lease Supplement referred to below) whereby, subject to the terms and conditions set forth therein, the Owner Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Owner Trustee the Aircraft on the date (the "Delivery Date") the Aircraft is sold and delivered by Lessee to the Owner Trustee under the Bill of Sale, and accepted by the Owner Trustee for all purposes thereof, such acceptance to be evidenced by the execution of the Trust Supplement covering the Aircraft, and such lease to be evidenced

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PARTICIPATION AGREEMENT             NW 1989 B

by the execution and delivery of a Lease Supplement covering the Aircraft;

         WHEREAS, the parties agree (i) that the sale of the Aircraft by Lessee to the Owner Trustee is intended as a true sale of all right, title and interest in and to the Aircraft for all purposes; (ii) that the sale of the Aircraft by the Owner Trustee to the Equipment Trust Trustee is intended to convey legal title to the Aircraft to the Equipment Trust Trustee for the sole purpose of providing the Equipment Trust Trustee with a security interest in the Aircraft, subject to the rights of Lessee under the Lease; (iii) that the lease-back of the Aircraft by the Owner Trustee from the Equipment Trust Trustee is a lease in legal form only which is intended to convey to the Owner Trustee all ownership rights in the Aircraft subject only to the rights of the Equipment Trust Trustee as a holder of legal title for security purposes; (iv) that the lease-back of the Aircraft by Lessee from the Owner Trustee pursuant to the Lease is intended as a true lease, conveying to Lessee rights as a lessee only; and (v) that for all other purposes (including tax purposes) the Owner Trustee shall be the true owner of the Aircraft;

         WHEREAS, to induce Lessee, the Equipment Trust Trustee and the Owner Trustee to enter into the transaction contemplated hereby, [___________], a Delaware corporation and the parent corporation of the Owner Participant, has issued the Parent Letter in favor of each of Lessee, the Equipment Trust Trustee and the Owner Trustee;

         WHEREAS, except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed to them in Annex A to this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         SECTION 1. Participations in Lessor's Cost.

         (a) Agreements to Participate. Subject to the terms and conditions of this Agreement, on the Delivery Date for the Aircraft but in no event later than March 31, 1989 (and time shall be of the essence):

                  (i) The Original Holder agrees to finance, in part, the payment of Lessor's Cost for the Aircraft by making a secured loan in an amount in Dollars equal to the amount set forth on Schedule I opposite the name of the Original Holder (the "Holder's Commitment"), by transferring to the account of the Owner Trustee at Bankers Trust Company, New York, New York (ABA No. 02-100-1033), not later than 10:00 a.m., New York City time, in immediately

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PARTICIPATION AGREEMENT             NW 1989 B

         available funds, the amount of the Holder's Commitment. The Owner Trustee shall accept such funds on behalf of the Equipment Trust Trustee, and such transfer of funds to the Owner Trustee shall be deemed the receipt by the Equipment Trust Trustee of amounts payable to it pursuant to Section 2.12 of the Equipment Trust Agreement.

                  (ii) The Owner Participant agrees to participate in the payment of Lessor's Cost for the Aircraft by making an equity investment in the beneficial ownership of the Aircraft in an amount in Dollars equal to the amount set forth on Schedule I opposite the Owner Participant's name (the "Owner Participant's Commitment"), by transferring to the account of the Owner Trustee at Bankers Trust Company, New York, New York (ABA No. 02-100-1033), not later than 10:00 a.m., New York City time, in immediately available funds, the amount of the Owner Participant's Commitment. The Owner Trustee shall accept such funds on behalf of the Equipment Trust Trustee, and such transfer of funds to the Owner Trustee shall be deemed the receipt by the Equipment Trust Trustee of amounts payable to it by the Owner Trustee pursuant to
         Section 5.03(a) of the Equipment Trust Agreement.

         (b) [Intentionally omitted]

         (c) General Provisions. The amount of the participation of the Original Holder and the Owner Participant to be made as provided above in the payment of Lessor's Cost for the Aircraft is hereinafter called such party's "Commitment" for the Aircraft. In case the Original Holder or the Owner Participant shall default in its obligation under the provisions of this Section 1, no other such party shall have any obligation to make any portion of such defaulted amount available or to increase the amount of its Commitment and the obligation of such non-defaulting party shall remain subject to the terms and conditions set forth in this Agreement. Upon receipt by the Owner Trustee of all amounts to be furnished to it on the Delivery Date pursuant to this Section 1 and the satisfaction of the conditions set forth in Section 4 hereof, Lessee shall transfer title to, and deliver, the Aircraft to the Owner Trustee, the Owner Trustee shall purchase and take title to and accept delivery of the Aircraft and the Owner Trustee shall convey legal title to the Aircraft for security purposes only to the Equipment Trust Trustee. In consideration for the transfer of title to and delivery of the Aircraft to the Owner Trustee and the transfer of legal title to the Aircraft to the Equipment Trust Trustee for security purposes only, the following payment (which shall be made simultaneously with such transfer of title and delivery) shall be made by the Owner Trustee on behalf of itself and the Equipment Trust Trustee from the amounts so furnished it by the

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PARTICIPATION AGREEMENT             NW 1989 B

Original Holder and the Owner Participant: to Lessee, the Lessor's Cost of the Aircraft.

         SECTION 2. Delivery Date.

         (a) Notice of Delivery Date. Lessee agrees to give the Owner Participant, the Original Holder, the Equipment Trust Trustee and the Owner Trustee telex or telegraphic or other written notice of the scheduled Delivery Date for the Aircraft not later than the second Business Day preceding the scheduled Delivery Date, which notice shall confirm the amount of Lessor's Cost for the Aircraft, the amount of the Owner Participant's Commitment and Holders' Commitment for the Aircraft and the date on which they shall be made available. The making available by the Original Holder of the Holder's Commitment as required by Section 1(a)(i) hereof shall be deemed a waiver of such notice by the Original Holder. The making available by the Owner Participant of the Owner Participant's Commitment as required by Section 1(a)(ii) hereof shall be deemed a waiver of such notice by the Owner Participant and the Owner Trustee.

         (b) Closing. The closing shall take place at 10:00 a.m., New York City time, on the Delivery Date at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038.

         (c) Postponement of Delivery Date. The scheduled Delivery Date may be postponed from time to time (but no later than March 31, 1989) for any reason if Lessee gives the Owner Participant, the Original Holder, the Equipment Trust Trustee and the Owner Trustee telex or telecopy notice (or telephonic notice confirmed in writing) of such postponement and notice of the date to which such Delivery Date has been postponed, such notice of postponement to be received by each party no later than 3:00 p.m., New York City time, on the originally scheduled Delivery Date, and the term "Delivery Date" as used in this Agreement shall mean any such postponed "Delivery Date".

         SECTION 3. Sale, Purchase and Lease of Aircraft.

         (a) Subject to the terms and conditions of this Agreement and the Equipment Trust Agreement, the Owner Trustee and the Equipment Trust Trustee on behalf of the Original Holder shall, upon receipt by the Owner Trustee of the Owner Participant's Commitment and the Holder's Commitment, oral confirmation of such receipt by the Owner Trustee and oral instructions of the Owner Participant and the Original Holder, take the following actions concurrently on the Delivery
Date:

                  (i) The Owner Trustee shall purchase the Aircraft from Lessee and pay to Lessee the Lessor's Cost of the Aircraft;

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PARTICIPATION AGREEMENT             NW 1989 B

                  (ii) The Owner Trustee shall convey legal title to Aircraft; the Aircraft for security purposes only to the Equipment Trust Trustee;

                  (iii) The Equipment Trust Trustee shall, pursuant to the terms of the Equipment Trust Agreement, lease the Aircraft to the Owner Trustee; and

                  (iv) The Owner Trustee shall, pursuant to the terms of the Lease, lease the Aircraft to Lessee.

         (b) To accomplish such transactions, the Owner Trustee (to the extent it has not already done so) shall take the following actions with respect to the Aircraft on the Delivery Date:

                  (i) authorize its representative or representatives (who shall be an employee or employees, or an agent or agents, of Lessee designated by Lessee) to accept delivery of the Aircraft on the Delivery Date pursuant to this Agreement, the Equipment Trust Agreement and the Bill of Sale;

                  (ii) accept from Lessee the Bill of Sale and the FAA Bill of Sale for the Aircraft;

                  (iii) take such appropriate action as may be requested by Lessee in connection with the application to the FAA for registration of the Aircraft in the name of the Owner Trustee;

                  (iv) execute and deliver the Lease Supplement and the Trust Supplement covering the Aircraft;

                  (v) execute and deliver the Owner Trustee's Bill of Sale for the Aircraft;

                  (vi) execute and release for filing the Owner Trustee's FAA Bill of Sale for the Aircraft; and

                  (vii) execute and deliver all other documents and certificates and take such other actions as are required to be executed and delivered or taken by the Owner Trustee on or before the Delivery Date pursuant to any Operative Document.

         (c) To accomplish such transactions, Lessee (to the extent that it has not already done so) shall take the following actions with respect to the Aircraft on the Delivery Date:

                  (i) execute and deliver the Bill of Sale for the Aircraft to the Owner Trustee;


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PARTICIPATION AGREEMENT             NW 1989 B

                  (ii) execute and release for filing the FAA Bill of Sale for the Aircraft;

                  (iii) accept delivery of the Aircraft for purposes of the Lease, and in accordance with the terms thereof (such acceptance to be made by the employee or employees, or agent or agents, of Lessee who are accepting delivery of the Aircraft for the Owner Trustee pursuant to Section 3(b)(i) hereof);

                  (iv)  execute and deliver the Lease Supplement; and

                  (v) execute and deliver all other documents and certificates, and take such other actions as are required to be executed and delivered or taken by Lessee on or before the Delivery Date pursuant to any Operative Document.

         (d) To accomplish such transactions, subject to the satisfaction or waiver of the conditions precedent in Section 3.01 of the Equipment Trust Agreement, the Equipment Trust Trustee on behalf of the Original Holder (to the extent that it has not already done so) shall take the following actions with respect to the Aircraft on the Delivery Date:

                  (i) authorize its representative or representatives (such acceptance to be made by the employee or employees, or agent or agents, of Lessee who are accepting delivery of the Aircraft for the Owner Trustee pursuant to Section 3(b)(i) hereof) to accept delivery of the Aircraft on the Delivery Date pursuant to this Agreement and the Equipment Trust Agreement;

                  (ii) accept the Owner Trustee's Bills of Sale for the Aircraft from the Owner Trustee; and

                  (iii) execute and deliver all other documents and certificates and take such other actions as are required to be executed and delivered or taken by the Equipment Trust Trustee on or before the Delivery Date pursuant to any Operative Document.

         SECTION 4. Conditions.

         (a) Conditions Precedent to Participation. It is agreed that the obligations of each of the Original Holder and the Owner Participant to participate in the payment of Lessor's Cost and to make available the amount of its respective Commitment are subject to the fulfillment to the satisfaction of, or waiver by, the Original Holder and the Owner Participant prior to or on the Delivery Date of the following conditions precedent except that paragraphs
(iii), (ix)(4) (insofar as it relates to the Original Holder), (xiv), (xx),
(xxi), (xxii) and (xxiii)

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PARTICIPATION AGREEMENT             NW 1989 B

shall not be a condition precedent to the obligation of the Original Holder and paragraphs (iv), (vii)(2) (insofar as it relates to the Owner Participant),
(ix)(2), (xiii) and (xxv) shall not be a condition precedent to the obligation of the Owner Participant:

                  (i) The Original Holder and the Owner Participant shall have received due notice with respect to such participation pursuant to
         Section 2 hereof (or shall have waived such notice either in writing or as provided in Section 2).

                  (ii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations or interpretations thereof by appropriate regulatory authorities which, in the opinion of the Original Holder or the Owner Participant, as the case may be, or its respective counsel, would make it a violation of law or regulations for the Original Holder, the Owner Participant or Lessee to participate in the transactions contemplated by the Operative Documents.

                  (iii) In the case of the Owner Participant, the Original Holder shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1(a)(i) hereof.

                  (iv) In the case of the Original Holder, the Owner Participant shall have made available the amount of its Commitment for the Aircraft in accordance with Section 1(a)(ii) hereof.

                  (v) This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties hereto and thereto, shall be satisfactory in form and substance to the Original Holder and the Owner Participant and shall be in full force and effect and executed counterparts or a conformed copy, as appropriate, shall have been delivered to the Original Holder and the Owner Participant, or their respective special counsel; provided that only the Original Holder shall receive executed copies of the Certificates and the Guaranties and a certified copy of the Purchase Agreement shall only be delivered to the Equipment Trust Trustee in accordance with Section 8(ff) hereof and copies of the Tax Indemnity Agreement shall only be delivered to Lessee and the Owner Participant and their respective special counsel:

                  (1) the Purchase Agreement (insofar as it relates to the Aircraft);

                  (2)   the Purchase Agreement Assignment;


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PARTICIPATION AGREEMENT             NW 1989 B

                  (3)  the Lease;

                  (4) a Lease Supplement covering the Aircraft dated the Delivery Date;

                  (5)  the Tax Indemnity Agreement;

                  (6)  the Trust Agreement;

                  (7) a Trust Supplement covering the Aircraft dated the Delivery Date;

                  (8)  the Bill of Sale;

                  (9)  the FAA Bill of Sale;

                  (10) an acceptance certificate covering the Aircraft in the form agreed to by the Original Holder, the Owner Participant and Lessee (herein called the "Acceptance Certificate") duly completed and executed by the Owner Trustee or its agent (which may be a representative of Lessee), by the Equipment Trust Trustee or its agent (which may be a representative of Lessee), and by such representative on behalf of Lessee;

                  (11) the Equipment Trust Agreement;

                  (12) the Owner Trustee's Bills of Sale;

                  (13) the Consent and Agreement;

                  (14) the Parent Letter; and

                  (15) the Certificates and the Guaranties.

         All of the foregoing documents, together with this Agreement, are sometimes referred to herein, collectively, as the "Operative Documents" and, individually, as an "Operative Document".

                  (vi) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the Equipment Trust Agreement that are not covered by the recording system established by the Federal Aviation Act, shall have been executed and delivered by the Owner Trustee, and such financing statement or statements shall have been duly filed in all places necessary or advisable, and any additional Uniform Commercial Code financing statements deemed advisable by the Owner Participant or the Original Holder shall have been executed

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PARTICIPATION AGREEMENT             NW 1989 B

         and delivered by Lessee, the Owner Trustee or the Equipment Trust Trustee and duly filed.

                  (vii) The Original Holder and the Owner Participant shall have received the following, in each case in form and substance satisfactory to it:

                    (1) a certified copy of the Certificate of Incorporation and By-Laws of Lessee and a copy of resolutions of the board of directors of Lessee, certified by a Vice President, the Secretary or an Assistant Secretary of Lessee, duly authorizing the sale of the Aircraft and the lease by Lessee of the Aircraft under the Lease and the execution, delivery and performance by Lessee of this Agreement, the Bill of Sale, the FAA Bill of Sale, the Purchase Agreement Assignment, the Lease, the Lease Supplement covering the Aircraft, the Equipment Trust Agreement, the Tax Indemnity Agreement and each other document required to be executed and delivered by Lessee on the Delivery Date in accordance with the provisions hereof and thereof;

                   (2) a certified copy of the general authorizing resolutions of the boards of directors of the Equipment Trust Trustee, the Owner Trustee and the Owner Participant, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Equipment Trust Trustee, the Owner Trustee and the Owner Participant, respectively, which authorize the execution, delivery and performance by the Equipment Trust Trustee, the Owner Trustee and the Owner Participant of all of the Operative Documents to which the Equipment Trust Trustee, the Owner Trustee and the Owner Participant is a party, together with such other documents and evidence with respect to Lessee, the Manufacturer, the Owner Trustee, the Owner Participant, the Original Holder, the Parent, and the Equipment Trust Trustee, as the Original Holder or the Owner Participant, or their respective counsel, may reasonably request in order to establish the authority of such parties to consummate the transactions contemplated by this Agreement and the taking of all corporate or other proceedings in connection therewith; and

                  (3) a certificate of Lessee as to the person or persons authorized to execute and deliver this Agreement, the Purchase Agreement Assignment, the Lease, the Lease Supplement covering the Aircraft, the Equipment Trust Agreement and any other documents to be executed on behalf of Lessee in connection with the

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PARTICIPATION AGREEMENT             NW 1989 B

         transactions contemplated hereby and as to the signatures of such person or persons.

                  (viii) On the Delivery Date the following statements shall be true, and the Original Holder and the Owner Participant shall have received evidence satisfactory to it to the effect that:

                     (1) upon consummation of the transactions contemplated by the Operative Documents the Equipment Trust Trustee has legal title for security purposes only (subject to filing and recording of the Manufacturer's Bill of Sale, the FAA Bill of Sale and the Owner Trustee's FAA Bill of Sale with the Federal Aviation Administration) to the Aircraft on the Delivery Date, free and clear of Liens other than Permitted Liens;

                     (2) the Aircraft has been duly certified by the Federal Aviation Administration as to type and airworthiness in accordance with the terms of the Lease;

                     (3) application for registration of the Aircraft in the name of the Owner Trustee has been duly made with the Federal Aviation Administration; and

                     (4) the Manufacturer's Bill of Sale, the FAA Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Trust Agreement, the Equipment Trust Agreement and the Trust Supplement and the Lease and the Lease Supplement have been duly filed for recordation (or are in the process of being so filed for recordation) with the Federal Aviation Administration pursuant to the Federal Aviation Act.

                    (ix) On the Delivery Date, the statements set forth below shall be true and correct and the Original Holder, the Owner Participant, the Owner Trustee and the Equipment Trust Trustee shall have received:

                     (1) an Officer's Certificate of Lessee, dated the Delivery Date, stating that (A) the representations and warranties of Lessee contained in Sections 7 and 8 of this Agreement and in the Tax Indemnity Agreement are true and accurate on and as of the Delivery Date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (B) no event or condition has occurred and is continuing, or would result from the consummation of the transaction

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PARTICIPATION AGREEMENT             NW 1989 B

         contemplated by the Operative Documents to which it is a party, that constitutes an Event of Default or with the giving of notice or passage of time or both would constitute an Event of Default; (C) all covenants and conditions required to be performed or fulfilled; by Lessee prior to or on the Delivery Date have been performed and fulfilled; and (D) each Operative Document to which Lessee is a party remains in full force and effect with respect to Lessee;

                  (2) an Officer's Certificate of the Owner Participant, dated the Delivery Date, stating that (A) the representations and warranties of the Owner Participant contained in Section 8 of this Agreement are true and accurate on and as of the Delivery Date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (B) all covenants and conditions required to be performed or fulfilled by the Owner Participant prior to or on the Delivery Date have been performed and fulfilled; (C) no event or condition has occurred, or will result from the consummation of the transactions contemplated by the Operative Documents to which it is a party, with respect to the Owner Participant that would constitute an ETA Default or an Event of Acceleration; and
         (D) each Operative Document to which the Owner Participant is a party remains in full force and effect with respect to the Owner Participant;

                  (3) an Officer's Certificate of each of the Owner Trustee and the Equipment Trust Trustee, dated the Delivery Date, stating that (A) the representations and warranties of the Owner Trustee or the Equipment Trust Trustee, as the case may be, contained in Section 8 of this Agreement are true and accurate on and as of the Delivery Date as though made on and as of such date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (B) all covenants and conditions required to be performed or fulfilled by the Owner Trustee or the Equipment Trust Trustee, as the case may be, prior to or on the Delivery Date have been performed and fulfilled; (C) in the case of the Owner Trustee, no event or condition has occurred, or will result from the consummation of the transactions contemplated by the Operative Documents to which it is a party, with respect to the Owner Trustee that would constitute an ETA Default or an Event of Acceleration; and
         (D) each

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PARTICIPATION AGREEMENT              NW 1989 B

         Operative Document to which the Owner Trustee or the Equipment Trust Trustee, as the case may be, is a party remains in fullT force and effect with respect to the Owner Trustee or the Equipment Trust Trustee, as the case may be;

                  (4) an Officer's Certificate of the Original Holder, dated the Delivery Date, stating that (A) the representations and warranties of the Original Holder contained in Section 8 of this Agreement are true and accurate on and as of the Delivery Date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (B) all covenants and conditions required to be performed or fulfilled by the Original Holder prior to or on the Delivery Date have been performed and fulfilled; and
         (C) this Agreement is in full force and effect with respect to the Original Holder; and

                  (5) an Officer's Certificate of the Parent, dated the Delivery Date, stating that (A) the representations and warranties of the Parent contained in the Parent Letter are true and accurate on and as of the Delivery Date except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); (B) all covenants and conditions required to be performed or fulfilled by the Parent prior to or on the Delivery Date have been performed and fulfilled; and (C) the Parent Letter remains in full force and effect.

                  (x) (A) The Original Holder, the Owner Participant, the Owner Trustee and the Equipment Trust Trustee shall have received a favorable opinion from the General Counsel or Corporate Counsel of Lessee, in substantially the form of Exhibit II-1 hereto, and covering such other matters incident to the transactions contemplated hereby as they may reasonably request.

                       (B) The Original Holder, the Owner Participant, the Owner Trustee and the Equipment Trust Trustee shall have received a favorable opinion from Cadwalader, Wickersham & Taft, special counsel for Lessee, in substantially the form of Exhibit II-2 hereto, and covering such other matters incident to the transactions contemplated hereby as they may reasonably request.

                  (xi) The Original Holder, the Owner Participant, the Owner Trustee, Lessee and the Equipment Trust Trustee

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PARTICIPATION AGREEMENT              NW 1989 B

         shall have received a favorable opinion from a counsel to the Manufacturer, in substantially the form of Exhibit II-3 hereto.

                  (xii) The Original Holder, the Owner Participant, Lessee and the Equipment Trust Trustee shall have received a favorable opinion from Csaplar & Bok, counsel for the Owner Trustee, in substantially the form of Exhibit II-4, and covering such other matters incident to the transactions contemplated hereby as they may reasonably request.

                  (xiii) The Original Holder, the Owner Trustee, Lessee and the Equipment Trust Trustee shall have received a favorable opinion from Luce, Forward, Hamilton & Scripps, special counsel for the Owner Participant and the Parent, in substantially the form of Exhibit II-5 hereto, and covering such other matters incident to the transactions contemplated hereby as they may reasonably request.

                  (xiv) The Original Holder, the Owner Participant, the Owner Trustee, Lessee and the Equipment Trust Trustee shall have received a favorable opinion from Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, in substantially the form of Exhibit II-6 hereto, and covering such other matters incident to the transactions contemplated hereby as they may reasonably request.

                  (xv) The Original Holder, the Owner Participant, the Owner Trustee and Lessee shall have received a favorable opinion from (A) Whitman & Ransom, special counsel for the Equipment Trust Trustee, in substantially the form of Exhibit II-7A hereto, and covering such other matters incident to the transactions contemplated hereby as they may reasonably request and (B) Stevens & Lee, Pennsylvania counsel for the Equipment Trust Trustee, in substantially the form of Exhibit II-7B hereto, and covering such other matters incident to the transactions contemplated hereby as they may reasonably request.

                  (xvi) The Owner Participant shall have received an opinion from Avmark Inc., independent aircraft appraisers, in form and substance satisfactory to the Owner Participant, to the effect that (1) the fair market value of the Aircraft on the Delivery Date is not less than Lessor's Cost and (2) the Aircraft will have, at the end of the Basic Term, (i) at least 20% of its economic life remaining and (ii) a fair market value of at least 20% of Lessor's Cost (without taking into account any increase or decrease for inflation or deflation during the Interim Term or Basic Term or the terms of any purchase option provided in the Lease). Such appraisal shall also set forth a reasonable current estimate of the fair market value on March 15, 2011 (taking into

PARTICIPATION AGREEMENT              NW 1989 B

         account a reasonable estimate for inflation or deflation until such date) which shall not be more than 61.98% of Lessor's Cost and shall state that it will be commercially feasible for a third party to utilize the Aircraft at the end of the Basic Term.

                  (xvii) The Original Holder and the Owner Participant shall have received an independent insurance broker's report, in form and substance satisfactory to them, as to the due compliance with the terms of Section 11 of the Lease relating to insurance with respect to the Aircraft.

                  (xviii) On the Delivery Date it shall be true that no Event of Loss (or event with which the passage of time would become an Event of Loss) with respect to the Airframe or any Engine has occurred.

                  (xix) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                  (xx) The Owner Participant shall have received from Luce, Forward, Hamilton & Scripps, special counsel to the Owner Participant, a favorable opinion, in form and substance satisfactory to the Owner Participant, with respect to certain Federal income tax aspects of the transactions contemplated by the Operative Documents.

                  (xxi) In the opinion of the Owner Participant and its special counsel, there shall have been, since January 1, 1989, no amendment, modification, addition, or change in or to the provisions of the Internal Revenue Code of 1986, as amended through such date (including for this purpose, any non-Code provisions of legislation affecting the Code such as transitional rules or effective date provisions), the regulations promulgated under the Code (including temporary or proposed regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States, all as in effect on January 1, 1989, the effect of which might preclude the Owner Participant from obtaining any of the income tax benefits and consequences assumed to be available to the Owner Participant as set forth in Section 1 of the Tax Indemnity Agreement.

PARTICIPATION AGREEMENT              NW 1989 B

                  (xxii) In the opinion of special counsel to the Owner Participant, there shall not have been any bill introduced in Congress by a member of the House Ways and Means Committee or the Senate Finance Committee or any legislation proposed by a member of the Executive Branch of the Federal Government which is involved in a tax or policy making position the enactment of which might preclude the Owner Participant from obtaining any of the income tax benefits and consequences assumed to be available to the Owner Participant as set forth in Section 1 of the Tax Indemnity Agreement.

                  (xxiii) There shall have been, since January 1, 1989, no pronouncement of the Financial Accounting Standards Board which in the opinion of the Owner Participant would adversely affect the Owner Participant's anticipated accounting treatment with respect to the transactions contemplated by the Operative Documents.

                  (xxiv) All appropriate action required to have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

                  (xxv) The Original Holder shall have received from Messrs. Shearman & Sterling, special counsel for the Original Holder, a favorable opinion, satisfactory in substance and form to the Original Holder, as to such matters incident to the transactions contemplated hereby as the Original Holder may reasonably request.

         Promptly upon the registration of the Aircraft and the recording of the Equipment Trust Agreement, the Lease, the Lease Supplement covering the Aircraft and the Trust Supplement covering the Aircraft pursuant to the Federal Aviation Act, Lessee will cause Crowe & Dunlevy, P.C., special counsel in Oklahoma City, Oklahoma, to deliver to the Original Holder, the Owner Participant, the Equipment Trust Trustee, the Owner Trustee and Lessee an opinion as to the recording of the Manufacturer's Bill of Sale, the due and valid registration of the Aircraft, the due recording of the FAA Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Equipment Trust Agreement, such Lease Supplement, such Trust Supplement, the Lease and the Trust Agreement, the lack of filing of any intervening documents with

PARTICIPATION AGREEMENT              NW 1989 B

respect to the Aircraft, and the perfection of the Equipment Trust Trustee's security interest.

         (b) Conditions Precedent to the Obligations of Lessee. It is agreed that the obligations of Lessee (A) to sell the Aircraft to the Owner Trustee,
(B) to accept delivery of the Aircraft under the Lease and (C) to carry out its other obligations under the Operative Documents, are all subject to the fulfillment to the satisfaction of Lessee prior to or on the Delivery Date of the following conditions precedent:

                  (i) Lessee shall have been paid Lessor's Cost for the Aircraft.

                  (ii) The condition specified in Section 4(a)(xviii) hereof shall have been satisfied.

                  (iii) Those documents described in Section 4(a)(v) and such other documents as have been reasonably requested by Lessee shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee) in the manner specified in Section 4(a)(v), shall each be satisfactory in form and substance to Lessee, shall be in full force and effect on the Delivery Date, and an executed counterpart of each thereof shall have been delivered to Lessee or its special counsel.

                  (iv) Lessee shall have received a copy of the general authorizing resolutions of the boards of directors of the Equipment Trust Trustee, the Owner Trustee, the Owner Participant and the Parent, certified as of the Delivery Date by the Secretary or an Assistant Secretary of the Equipment Trust Trustee, the Owner Trustee, the Owner Participant and the Parent, respectively, which authorize the execution, delivery and performance by the Equipment Trust Trustee, the Owner Trustee, the Owner Participant and the Parent of all of the Operative Documents to which the Equipment Trust Trustee, the Owner Trustee, the Owner Participant and the Parent is a party, together with such other documents and evidence with respect to the Equipment Trust Trustee, the Owner Trustee, the Owner Participant and the Parent as Lessee or its special counsel may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate or other proceedings in connection therewith and compliance with the conditions herein set forth.

                  (v) Lessee shall have received the certificates referred to in
Section 4(a)(ix) other than Lessee's own certificate.

PARTICIPATION AGREEMENT              NW 1989 B

                  (vi) Lessee shall have received the opinions set forth in Sections 4(a)(xi), 4(a)(xii), 4(a)(xiii), 4(a)(xiv) and 4(a)(xv), in each case addressed to Lessee and dated the Delivery Date and in each case in substantially the form of the applicable exhibit hereto, and covering such other matters incident to the transactions contemplated hereby as it may reasonably request.

                  (vii) No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Delivery Date to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

                  (viii) No change shall have occurred after the date of the execution and delivery of this Agreement in applicable law or regulations thereunder or interpretations by appropriate regulatory authorities which, in the opinion of Lessee or its special counsel, would make it a violation of law or regulations for the Original Holder, the Owner Participant or Lessee to participate in the transactions contemplated by the Operative Documents.

                  (ix) In the opinion of Lessee and its special counsel, there shall have been, since January 1, 1989, no amendment, modification, addition or change in or to the Internal Revenue Code of 1986, as amended through such date (including for this purpose, any non-Code provisions of legislation affecting the Code such as transitional rules or effective date provisions), the regulations promulgated under the Code (including temporary or proposed regulations), Internal Revenue Service Revenue Procedures or Revenue Rulings, or other administrative interpretations, applicable judicial precedents or Executive Orders of the President of the United States, all as in effect on January 1, 1989, the effect of which might give rise to an indemnity obligation under any of the Operative Documents or prevent or restrict the pass-through of investment tax credit to Lessee or increase the Net Present Value of Rents.

                  (x) In the opinion of special counsel to Lessee, there shall have not been any bill introduced in Congress by a member of the House Ways and Means Committee or the Senate Finance Committee or any legislation proposed by a member of the Executive Branch of the Federal Government which is involved in a tax or policy making position the enactment of which might give rise to an indemnity obligation under any of the Operative Documents or prevent or restrict the pass-through of investment tax credit to Lessee.

PARTICIPATION AGREEMENT              NW 1989 B

                  (xi) There shall have been, since January 1, 1989, no pronouncement of the Financial Accounting Standards Board which in the opinion of Lessee would adversely affect Lessee's anticipated accounting treatment with respect to the transactions contemplated by the Operative Documents.

                  (xii) All appropriate action required to have been taken by the Federal Aviation Administration, or any governmental or political agency, subdivision or instrumentality of the United States prior to the Delivery Date in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Delivery Date in connection with the transactions contemplated by this Agreement shall have been issued, and all such orders, permits, waivers, authorizations, exemptions and approvals shall be in full force and effect on the Delivery Date.

                  (xiii) Lessee shall have received an opinion from a recognized independent aircraft appraiser selected by Lessee to the effect that
         (A) the Aircraft will have, at the end of the Basic Term, at least 25% of its economic life remaining, (B) the fair market value of the Aircraft on the Delivery Date is at least equal to Lessor's Cost and
         (C) the fair market value of the Aircraft on March 15, 2011 (taking into account a reasonable estimate for inflation during the Interim Term and the Basic Term but without taking into account any purchase or renewal options provided in the Lease) is equal to or less than 61.98% of Lessor's Cost.

         SECTION 5. [Intentionally Omitted]

         SECTION 6. Extent of Interest of Holders. No Holder shall have any further interest in, or other right with respect to, the Estate when and if the principal of, premium, if any, and interest on all Certificates held by such Holder and all other sums payable to such Holder hereunder, under the Equipment Trust Agreement and under such Certificates shall have been paid in full. The Original Holder agrees that it will look solely to the income and proceeds from the Estate to the extent available for distribution to such Holder as provided in Article 3 of the Equipment Trust Agreement and that none of the Owner Participant, the Equipment Trust Trustee or the Owner Trustee shall be personally liable to the Original Holder for any amounts payable under the Certificates, the Equipment Trust Agreement or hereunder, except as expressly provided in this Agreement or (in the case of the Equipment Trust Trustee and the Owner Trustee) in the Equipment Trust Agreement.

PARTICIPATION AGREEMENT              NW 1989 B

         SECTION 7. Lessee's Representations, Warranties and Indemnities.

         (a) In General. Lessee represents, warrants and covenants that as of the Delivery Date:

                  (i) Lessee is a corporation duly organized and validly existing pursuant to the laws of the State of Minnesota; is an "air carrier" within the meaning of the Federal Aviation Act operating under a certificate of public convenience and necessity issued by the Civil Aeronautics Board (or the Department of Transportation); has its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) located at Eagan, Minnesota; and has the corporate power and authority to own or hold under lease its properties wherever located or used and to enter into and perform its obligations under this Agreement, the Bill of Sale, the FAA Bill of Sale, the Purchase Agreement (insofar as it relates to the Aircraft), the Purchase Agreement Assignment, the Equipment Trust Agreement, the Lease, the Lease Supplement covering the Aircraft, and the Tax Indemnity Agreement;

                  (ii) the execution, delivery and performance by Lessee of this Agreement, the Bill of Sale, the FAA Bill of Sale, the Purchase Agreement (insofar as it relates to the Aircraft), the Purchase Agreement Assignment, the Equipment Trust Agreement, the Lease, the Lease Supplement covering the Aircraft, and the Tax Indemnity Agreement will, on the Delivery Date, have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained or by the Delivery Date will have been duly obtained, and none of such agreements contravenes any law, judgment, government rule, regulation or order binding on Lessee or the certificate of incorporation or by-laws of Lessee or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its properties may be bound or affected;

                  (iii) neither the execution and delivery by Lessee of this Agreement, the Bill of Sale, the FAA Bill of Sale, the Purchase Agreement (insofar as it relates to the Aircraft), the Purchase Agreement Assignment, the Equipment Trust Agreement, the Lease, the Lease Supplement covering the Aircraft, and the Tax Indemnity Agreement nor the performance by Lessee of its obligations hereunder or thereunder require the consent or approval of, the giving of

PARTICIPATION AGREEMENT              NW 1989 B


         notice to, or the registration with, or the taking of any other action in respect of any Federal, State or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or will on the Delivery Date be, in full force and effect (other than a flying time wire, all steps to obtain the issuance of which will have been, on the very Date, taken or caused to be taken by Lessee), and the registration and filings referred to in
         Section 7(a)(vi) and (B) any normal periodic and other reporting requirements under the applicable rules and regulations of the Federal Aviation Administration to the extent required to be given or obtained only after the Delivery Date;

                  (iv) on the Delivery Date this Agreement, the Bill of Sale, the FAA Bill of Sale, the Purchase Agreement (insofar as it relates to the Aircraft), the Purchase Agreement Assignment, the Equipment Trust Agreement, the Lease, the Lease Supplement covering the Aircraft and the Tax Indemnity Agreement will each constitute, legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof (subject to the qualifications set forth in clause (4) of the opinion of special counsel to Lessee attached as
         Exhibit II-2 hereto);

                  (v) except as may have been disclosed prior to the date of execution and delivery hereof to the Owner Participant and the Original Holder in writing by a letter delivered to the Owner Participant and the Original Holder prior to the execution and delivery hereof and making reference to this Agreement, there are no pending or threatened actions or proceedings before any court or administrative agency which might materially adversely affect the ability of Lessee to perform its obligations under the Operative Documents;

                  (vi) except for (A) the registration of the Aircraft in the name of the Owner Trustee pursuant to the Federal Aviation Act, (B) the filing for recording pursuant to said Act of the Trust Agreement, the Lease with the Lease Supplement covering the Aircraft, the Equipment Trust Agreement and the Trust Supplement attached thereto and made a part thereof, the Equipment Trust Agreement with the Trust Agreement and the Trust Supplement attached thereto and made a part thereof, the Manufacturer's Bill of Sale, the FAA Bill of Sale and the Owner Trustee's FAA Bill of Sale for the Aircraft, (C) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such

PARTICIPATION AGREEMENT              NW 1989 B

         documents under the Uniform Commercial Code of Minnesota and Massachusetts and such other States as may be specified in the opinion of special counsel to Lessee attached as Exhibit II-2 hereto, and (D) the taking of possession by the Equipment Trust Trustee of the original counterpart of each of the Lease and the Lease Supplement covering the Aircraft, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary in order to establish and perfect the Owner Trustee's rights and interest in, and the legal title to and security interest of the Equipment Trust Trustee in, the Aircraft as against Lessee and any third parties in any applicable jurisdictions in the United States;

                  (vii) on the Delivery Date, Lessee is solvent and will not be rendered insolvent by the sale of the Aircraft; after the sale of the Aircraft the capital of Lessee will not be unreasonably small for the conduct of the business in which Lessee is engaged or is about to engage; Lessee has no intention or belief that it is about to incur debts beyond its ability to pay as they mature; and Lessee's sale of the Aircraft is made without any intent to hinder, delay or defraud either present or future creditors;

                  (viii) on the Delivery Date, the Equipment Trust Trustee will be given legal title to the Aircraft for security purposes only to hold in trust for the benefit of the Holders of the Certificates and the Equipment Trust Trustee and the Owner Trustee will together receive good and marketable title to the Aircraft free and clear of all Liens, except Permitted Liens;

                  (ix) no part of the proceeds from the sale of the Certificates or from the acquisition by the Owner Participant of its beneficial interest in the Trust Estate will be used directly or indirectly by Lessee to purchase or carry any "margin security" as such term is defined in Regulation O of the Board of Governors of the Federal Reserve System or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry such margin security or for any other purpose which might cause the transaction contemplated by this Agreement to constitute a "purpose credit" within the meaning of Regulation X of the Board of Governors of the Federal Reserve System;

                  (x) the statement of financial position of Lessee as of December 31, 1987 and the related statements of earnings and changes in financial position of Lessee for the period then ended, copies of which have been furnished to

PARTICIPATION AGREEMENT              NW 1989 B

         the Original Holder and the Owner Participant, fairly present the financial condition of Lessee as at such date and the results of operations of Lessee for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied and since December 31, 1987, there has been no material adverse change in such condition or operations;

                  (xi) on the Delivery Date, Lessee shall not be in material default in the performance of any term or condition of the Purchase Agreement;

                  (xii) on the Delivery Date, no governmental approval of any kind is required of the Owner Participant, the Owner Trustee or the Equipment Trust Trustee for their respective execution of or performance under this Agreement or any agreement contemplated hereby by reason of any fact or circumstance of Lessee, the nature of the Aircraft or Lessee's proposed operations or use of the Aircraft; and

                  (xiii) on the Delivery Date, all sales or use tax then due and for which Lessee is responsible pursuant to Section 7(b)(i) hereof shall have been paid, other than such taxes which are being contested by Lessee in good faith and by appropriate proceedings (and for which Lessee shall have established adequate reserves) so long as such proceedings do not involve any danger of the sale, forfeiture or loss of the Aircraft.

         (b) General Tax Indemnity. [Intentionally Omitted]

PARTICIPATION AGREEMENT              NW 1989 B


                  (c) General Indemnity. [Intentionally Omitted]

         SECTION 8. Representations, Warranties and Covenants.

         (a) The Owner Participant represents and warrants that it is acquiring its interest in the Trust Estate for investment and not with a present intent as to any resale or distribution thereof (subject nonetheless to any requirement of law that the disposition of its properties shall at all times be and remain within its control) and that neither it nor anyone acting on its behalf has directly or indirectly offered any interest in the Trust Estate or any Certificates or any similar securities for sale to, or solicited any offer to acquire any of the same from, anyone. The Owner Participant covenants and warrants that it will not transfer all or any portion of its interest in the Trust Estate except in accordance with Section 8(n) of this Agreement.

         (b) Lessee represents and warrants that neither Lessee nor anyone acting on behalf of Lessee has directly or indirectly

PARTICIPATION AGREEMENT             NW 1989 B

offered any interest in the Trust Estate for sale to, or solicited any offer to acquire any of the same from, anyone other than the Owner Participant and not more than 40 institutions believed capable of evaluating and bearing the risks of investment in the transaction contemplated hereby. Lessee represents that neither Lessee nor anyone acting on behalf of Lessee has directly or indirectly offered any Certificate or Certificates for sale to, or solicited any offer to acquire any of the same from, anyone other than the Original Holder and not more than 10 institutions believed capable of evaluating and bearing the risks of investment in the transaction contemplated hereby.

         (c) Each of the Owner Participant and The First National Bank of Boston, in its individual capacity, represents and warrants to the other parties to this Agreement that it is, and on the Delivery Date will be, a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act. The Owner Participant agrees, solely for the benefit of Lessee and the Holders, that if (i) it shall cease to be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act and (ii) the Aircraft shall or would therefore become ineligible for registration in the name of the Owner Trustee under the Federal Aviation Act and regulations then applicable thereunder, then the Owner Participant shall (at its own expense and without any reimbursement or indemnification from Lessee) promptly effect voting trust or other similar arrangements or take any other action as may be necessary to prevent any deregistration or maintain the United States registration of the Aircraft; provided, however, that during any period during which the Aircraft shall be registered in a country other than the United States pursuant to
Section 8(f) hereof the Owner Participant shall take the actions referred to in this sentence only if, and promptly after being, directed to do so by Lessee upon Lessee's determination to re-register the Aircraft in the United States. It is understood that: (A) the Owner Participant shall be liable to any of the other parties hereto and any Holder for any damages suffered by any such other party or any Holder as the result of the representation and warranty of the Owner Participant in the first sentence of this Section 8(c) proving to be untrue as of the Delivery Date; and (B) the Owner Participant shall be liable to Lessee, any Sublessee and the Holders for any damages which may be suffered by Lessee, any Sublessee or the Holders as a result of the Owner Participant's failure to comply with its obligations pursuant to the second sentence of this
Section 8(c). Each party hereto agrees, upon the request and at the sole expense of the Owner Participant, to cooperate with the Owner Participant in complying with its obligations under the provisions of the second sentence of this Section 8(c). The First National Bank of Boston, in its individual capacity, agrees that if at any time a Responsible Officer or responsible employee

PARTICIPATION AGREEMENT             NW 1989 B

of the Corporate Trust Department of The First National Bank of Boston shall obtain Actual Knowledge that The First National Bank of Boston has ceased to be a "citizen of the United States" within the meaning of Section 101(16) of the Federal Aviation Act, it will promptly resign as Owner Trustee (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as the Owner Trustee's citizenship would have any material adverse effect on the Holders, Lessee or the Owner Participant), effective upon the appointment of a successor Owner Trustee in accordance with Section 9.01 of the Trust Agreement. If the Owner Participant or The First National Bank of Boston, in its individual capacity, does not comply with the requirements of this Section 8(c), the Owner Trustee, the Equipment Trust Trustee and the Owner Participant hereby agree that an Event of Default (or an event which would constitute an Event of Default but for lapse of time or the giving of notice or both) shall not have occurred and be continuing under the Lease due to non-compliance by Lessee with the registration requirements in the Lease.

         (d) The First National Bank of Boston in its individual capacity represents and warrants that both the principal place of business of the Owner Trustee and the place where its records concerning the Aircraft and all of its interest in, to and under the Operative Documents to which it is a party are kept is Boston, Massachusetts. The First National Bank of Boston in its individual capacity agrees that it will not change the location of such office to a location outside of Boston, Massachusetts without prior written notice to all parties to this Agreement. The First National Bank of Boston in its individual capacity further represents and warrants that (A) on the Delivery Date the Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Lessee, and (B) the Trust Agreement, and, assuming due authorization, execution and delivery of the Trust Agreement by the Owner Participant, this Agreement, the Equipment Trust Agreement, the Trust Supplement, the Lease, the Lease Supplement covering the Aircraft, the Guaranties, and the Purchase Agreement Assignment, when executed and delivered, shall have been duly executed and delivered by one of its officers who is duly authorized to execute and deliver such instruments on behalf of the Owner Trustee. The First National Bank of Boston in its individual capacity represents that it has not offered any interest in the Trust Estate or any Certificate or Certificates for sale to, or solicited any offer to acquire the same from, anyone, and that no responsible officer or responsible employee of the Corporate Trust Department of The First National Bank of Boston has knowledge of any such offer or solicitation except as described in Section 8(b).

         (e) The Owner Trustee shall, promptly upon receipt of monies from the Equipment Trust Trustee pursuant to Section 7.01 of the Equipment Trust Agreement, pay an amount equal to such

PARTICIPATION AGREEMENT             NW 1989 B

monies to Lessee as a rebate of the Rent theretofore paid under the Lease.

         (f) Each of the Original Holder, the Owner Participant and the Equipment Trust Trustee agrees that, at any time on or after the fifth anniversary of the Delivery Date, but subject to the matters set forth in this
Section 8(f), including the second paragraph hereof, Lessee at its expense and with the prior written consent of the Owner Participant, may register the Aircraft in a country other than the United States in the name of the Owner Trustee (or, if appropriate, in the name of Lessee or a Sublessee as a "lessee" or a "sublessee"). Upon receipt of such request and consent, the Owner Participant shall instruct the Owner Trustee to, and the Equipment Trust Trustee shall, take whatever action is necessary or appropriate to effectuate such change of registration, if prior thereto the Original Holder, the Owner Participant and the Equipment Trust Trustee shall have received:

                  (i) a written request by the Company for such change of registration;

                  (ii) (A) a statement in writing of Standard & Poor's Corporation, Moody's Investors Service, Inc. or other rating agency of recognized national standing, to the effect that on any date not earlier than 60 days prior to such change of registration, the Certificates were rated not less than BBB/Baa2 or equivalent rating, and (B) a statement of any such rating agency (which may but need not be the same rating agency furnishing the statement referred to in the immediately preceding clause (A)) to the effect that after giving effect to such change in registration, the Certificates will be rated not less than the rating thereof in effect immediately prior to such change of registration;

                  (iii) an Officer's Certificate of Lessee to the effect that
         (A) Lessee will be in compliance with the insurance provisions of the Lease immediately after giving effect to such change of registration,
         (B) Lessee will pay all expenses of the Owner Participant, the Owner Trustee and the Equipment Trust Trustee in connection therewith, and
         (C) such new country of registry imposes aircraft maintenance standards not materially different from those of the FAA;

                  (iv) an Opinion of Counsel to the effect that such change of registration will not (A) expose the Owner Participant, the Original Holder, the Owner Trustee or the Equipment Trust Trustee to any risk (other than the risk of imposition of any tax) which they are not indemnified against under Section 7(c) of this Agreement (as in effect at such time or as proposed to be amended in connection therewith), (B) affect the lien of the Equipment Trust

PARTICIPATION AGREEMENT             NW 1989 B

         Agreement as a first priority lien on the Aircraft and on the amounts of Rent payable under the Lease which are assigned as security to the Equipment Trust Trustee, or (C) result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify an Indemnitee pursuant to Section 7(b) of this Agreement (as in effect at such time or as proposed to be amended in connection therewith) or pursuant to the Tax Indemnity Agreement; and

                  (v) a favorable opinion, of counsel reasonably satisfactory to the Original Holder, the Owner Participant and the Equipment Trust Trustee in the proposed jurisdiction of registry, to the effect that
         (A) the terms (including, without limitation, the governing-law, service-of-process and jurisdiction-submission provisions thereof) of the Lease and the Equipment Trust Agreement are legal, valid, binding and enforceable in such country, (B) it is not necessary for the Owner Participant, the Owner Trustee, the Holders or the Equipment Trust Trustee to register or qualify to do business in such country, (C) there is no tort liability of the owner of an aircraft not in possession thereof under the laws of such country (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant is obtained to cover such risk), and (D) to such further effect with respect to such other matters as the Owner Participant may reasonably request.

         If the Owner Participant shall not have determined, acting reasonably, that the proposed country of registration would not provide substantially equivalent protection for the rights of owner participants and lessors in similar transactions as provided under United States law, the Owner Participant shall not unreasonably withhold its consent to such change of registration, provided that, in addition to the matters referred to in (i) through (v) above,

                  (I) the Opinion of Counsel referred to in clause (iv) above shall be satisfactory to the Owner Participant;

                  (II) unless Lessee shall have agreed to provide insurance covering the risk of requisition of use of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction, the Opinion of Counsel referred to in clause (v) above shall also be to the effect that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States Dollars

PARTICIPATION AGREEMENT             NW 1989 B

         for the loss of use of the Aircraft in the event of the requisition by such government of such use; and

                  (III) it is understood that, in making its determinations under this Section 8(f), the Owner Participant shall be entitled to take into consideration the relative creditworthiness of the government of the proposed country of registration.

         (g) The Owner Participant represents and warrants as follows:

                  (i) the Owner Participant is a corporation duly organized and validly existing in good standing under the laws of the State of California, and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Agreement, the Tax Indemnity Agreement and the Trust Agreement;

                  (ii) this Agreement, the Tax Indemnity Agreement and the Trust Agreement have been duly authorized by all necessary corporate action on the part of the Owner Participant, do not require any approval not already obtained of stockholders of the Owner Participant or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of the Owner Participant, and have been duly executed and delivered by the Owner Participant, and neither the execution and delivery thereof by the Owner Participant, nor the consummation of the transactions contemplated thereby by the Owner Participant, nor compliance by the Owner Participant with any of the terms and provisions thereof will contravene any United States Federal or state law, judgment, governmental rule, regulation or order applicable to or binding on the Owner Participant (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by the Owner Trustee, other than such laws, rules, or regulations relating to financing or the citizenship requirements of the Owner Participant under applicable aviation law) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for in the Operative Documents) upon any property of the Owner Participant under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by-law or other agreement or instrument to which the Owner Participant is a party or by which it or its properties may be bound or affected;

PARTICIPATION AGREEMENT             NW 1989 B

                  (iii) each of this Agreement, the Tax Indemnity Agreement and the Trust Agreement constitutes a legal, valid and binding obligation of the Owner Participant enforceable against the Owner Participant in accordance with the terms thereof (subject to the qualifications on enforceability set forth in the opinion of special counsel to the Owner Participant and the Parent attached as Exhibit II-5 hereto);

                  (iv) except as may have been disclosed prior to the date of execution and delivery hereof to the Original Holder and Lessee in writing by a letter delivered to the Original Holder and Lessee prior to the execution and delivery hereof and making reference to this Agreement, there are no pending or, to the knowledge of the Owner Participant, threatened actions or proceedings against the Owner Participant before any court or administrative agency which, if determined adversely to the Owner Participant, would materially adversely affect the financial condition of the Owner Participant or the ability of the Owner Participant to perform its obligations under this Agreement, the Tax Indemnity Agreement and the Trust Agreement; and

                  (v) on the Delivery Date, there will be no Lessor Liens attributable to the Owner Participant (including for this purpose Liens that would be Lessor Liens but for the proviso to the definition of Lessor Liens), and, upon the acquisition by the Owner Trustee of title to the Aircraft, there will be no Lessor Liens attributable to the Owner Participant affecting the title of the Owner Trustee to the Aircraft or any part of the Trust Estate or the Estate.

         (h) Each of The First National Bank of Boston in its individual capacity and the Owner Participant covenants and agrees that it shall not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate or the Estate. Each of The First National Bank of Boston in its individual capacity and the Owner Participant agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it. Each of The First National Bank of Boston in its individual capacity and the Owner Participant agrees to make restitution to the Trust Estate or the Estate for any actual diminution of the assets of the Trust Estate or the Estate, as the case may be, resulting from such Lessor Liens attributable to it. The Owner Participant agrees to make restitution to the Trust Estate or the Estate for any actual diminution of the assets of the Trust Estate or the Estate, as the case may be, resulting from any Taxes or Expenses (as such terms are defined in Section 7 hereof) imposed on the Trust Estate or the Estate against which Lessee is not required to indemnify the Trust Estate, the Estate or the Original Holder

PARTICIPATION AGREEMENT             NW 1989 B

pursuant to Section 7 hereof, except for taxes referred to in Sections 7(b)(ii)(13) and (14).

         (i) Meridian Trust Company in its individual capacity covenants and agrees that it shall not cause or permit to exist any Trustee's Liens with respect to the Trust Estate or the Estate. Meridian Trust Company in its individual capacity agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Trustee's Liens. Meridian Trust Company in its individual capacity agrees to make restitution to the Estate for any actual diminution of the assets of the Trust Estate or the Estate resulting from such Trustee's Liens.

         (j) The Owner Participant represents and warrants that it has a Net Worth in excess of $50,000,000 on the Delivery Date and covenants and agrees that it shall maintain a Net Worth in excess of $50,000,000 until such time as it shall have satisfied all of its obligations under the Operative Documents. The Owner Participant further covenants and agrees that it shall deliver to the Lessee, within 45 days after the end of each quarter of each fiscal year of the Owner Participant, a certificate of a financial officer of the Owner Participant which shall certify as to the Net Worth of the Owner Participant as of the end of such quarter and shall notify the Lessee if at any time the Owner Participant's Net Worth is less than $50,000,000, provided that no such notice shall be required where the Parent has complied with the corresponding notice requirements set forth in the Parent Letter. If at any time the Owner Participant or, if the Owner Participant is a Partnership Transferee (as defined in Section 8(n)), [__________________], has Actual Knowledge that its Net Worth is less than $50,000,000, the Owner Participant or [__________________], as applicable, covenants and agrees that it shall immediately transfer all of its right, title and interest in and to this Agreement, the Trust Estate and the Trust Agreement to a "Transferee" meeting the requirements of clause (A) or (B) of the definition of "Transferee" in Section 8(n) which is not an Affiliate of the Owner Participant or [__________________], as applicable, and which meets all of the other requirements of Section 8(n), provided that the Owner Participant or [__________________], as applicable, shall not be required to make such transfer for a period of up to 60 days from the date it has such Actual Knowledge if and so long as the Owner Participant or [__________________], as applicable, is proceeding with due diligence to comply with the requirements of the first sentence of this Section 8(j). "Net Worth" shall mean the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles consistently applied.

         (k) The Owner Trustee shall, on any Redemption Date, pay to Lessee, as a rebate of the Rent theretofore paid, the

PARTICIPATION AGREEMENT             NW 1989 B

amount, if any, by which the estimated premium paid by Lessee exceeds the actual premium due in the case of a redemption pursuant to Section 6.01(B), (C) or (E) of the Equipment Trust Agreement.

         (l) Lessee or any Affiliate of Lessee shall not, directly or indirectly, purchase any outstanding Certificates; provided, however, that during the period between any Lease Period Date and the next succeeding Lease Period Date, Lessee may purchase Certificates maturing on such next succeeding Lease Period Date; provided, further, however, that any and all such Certificates so purchased shall be surrendered for cancellation on such Lease Period Date, as provided in Section 3(c) of the Lease. Lessee represents and warrants that in the event that Lessee exercises its purchase option pursuant to
Section 19(d) of the Lease and does not assume pursuant to Section 8(x) of the Participation Agreement and Section 11.01(6) of the Equipment Trust Agreement all of the obligations of Lessor under the Equipment Trust Agreement and the Guaranties, the purchase price of 61.98% of Lessor's Cost, together with any installment of Basic Rent due on the date the Aircraft is purchased pursuant to
Section 19(d) (if Basic Rent is payable in arrears on such date as indicated on Exhibit B), will be at least sufficient to pay in full any payments then required to be made on account of the principal of and interest on the Certificates.

         (m) The Equipment Trust Trustee in its individual capacity represents and warrants to and covenants and agrees with Lessee, the Owner Trustee, the Original Holder and the Owner Participant as follows:

                  (i) it is a "citizen of the United States" as defined in
         Section 101(16) of the Federal Aviation Act, will notify promptly all parties to this Agreement if in its reasonable opinion its status as a "citizen of the United States" is likely to change and that it will resign as Equipment Trust Trustee as provided in Section 9.08 of the Equipment Trust Agreement if it should cease to be a "citizen of the United States";

                  (ii) it is a Pennsylvania trust company duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to enter into and perform its obligations under the Equipment Trust Agreement and this Agreement and to issue the Certificates to be delivered on the Delivery Date;

                  (iii) the Equipment Trust Agreement and this Agreement, and the issuance of the Certificates to be delivered on the Delivery Date have been duly authorized by all necessary corporate action on its part, and neither the

PARTICIPATION AGREEMENT             NW 1989 B

         execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate any Federal or Pennsylvania law or regulation relating to its trust powers or contravene or result in any breach of, or constitute any default under its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected; and

                  (iv) each of the Certificates to be delivered on the Delivery Date, the Equipment Trust Agreement, the Trust Supplement and this Agreement has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, the Certificates to be delivered on the Delivery Date, the Equipment Trust Agreement, the Trust Supplement and this Agreement is the legal, valid and binding obligation of the Equipment Trust Trustee, enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights.

         (n) The Owner Participant will not sell, assign, convey or otherwise transfer any of its right, title or interest in and to this Agreement, the Trust Estate or the Trust Agreement to any person or entity, unless (i) the Owner Participant is not in default in the performance of any of its obligations hereunder or under the Trust Agreement, (ii) the proposed transferee is a "Transferee" (as defined below), (iii) the Owner Participant shall have delivered to the Owner Trustee, Lessee and the Equipment Trust Trustee an opinion of counsel reasonably satisfactory to Lessee to the effect that such transfer does not violate any Federal securities law then in effect and is otherwise permitted by this Section 8(n), and that each agreement to be delivered pursuant to this Section 8(n) is the legal, valid and binding obligation of the Transferee, any guarantor, the Parent and [__________________], as applicable, subject to the qualification on enforceability set forth in the opinion of the Owner Participant's counsel attached as Exhibit II-5 hereto, and (iv) Lessee shall have (1) received an opinion (in form and substance satisfactory to Lessee in its reasonable judgment) of counsel to the Owner Participant (who shall be reasonably satisfactory to Lessee) to the effect that such transfer will not result in a material risk of loss of tax benefits (including, without limitation, recapture of investment tax credit) to or a material increase in the tax liability of Lessee and (2) received from the Owner Participant so seeking to transfer such right, title or interest reasonably satisfactory indemnification for any loss of tax benefits to or increase in the tax liability of Lessee. A "Transferee" shall mean any of (A) a bank or other financial institution with a combined capital, surplus and

PARTICIPATION AGREEMENT             NW 1989 B

undivided profits of at least $50,000,000 or a corporation whose net worth is at least $50,000,000 determined in accordance with generally accepted accounting principles, or (B) any subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes to the Owner Trustee, the Equipment Trust Trustee and Lessee a guaranty satisfactory to the Owner Trustee, Lessee, and the Equipment Trust Trustee with respect to the Transferee's obligations as Owner Participant, in the case of the Owner Trustee, under the Trust Agreement and, in the case of the Equipment Trust Trustee and Lessee, the Owner Participant's obligations hereunder including, but not limited to, Section 8(c) and Section 8(h) hereof, or (C) any direct or indirect wholly-owned subsidiary of the Parent, provided that the Parent furnishes to the Owner Trustee, the Equipment Trust Trustee and Lessee a letter in the form of the Parent Letter reasonably satisfactory to the Owner Trustee, the Equipment Trust Trustee and Lessee with respect to the Transferee, or (D) a limited partnership provided that (i) [__________________] is the sole general partner of such limited partnership and no other partner of such limited partnership is of a type described in the final proviso to this sentence, (ii) [____________________] satisfies the requirements of clause
(A) above, and (iii) the Parent furnishes to the Owner Trustee, the Equipment Trust Trustee and Lessee a letter in the form of the Parent Letter satisfactory to the Owner Trustee and Lessee with respect to [__________________] in its individual capacity and as general partner of such Transferee; provided, however, that without the prior written consent of Lessee, any Transferee shall not be an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person or a corporation or other entity controlling, controlled by or under common control with such an airline, a commercial air carrier, an air freight forwarder, an entity engaged in the business of parcel transport by air or other similar person. Each such transfer to a Transferee shall be subject to the conditions that (M) upon giving effect to such transfer, the Transferee or, if the Transferee is a Partnership Transferee (as hereinafter defined), each partner of such Transferee, is a "citizen of the United States" within the meaning of
Section 101(16) of the Federal Aviation Act, and has full power and authority to enter into the transactions contemplated hereby, (N) the Transferee has the requisite power and authority to enter into and carry out the transactions contemplated hereby, (O) the Transferee enters into an agreement or agreements, in form and substance reasonably satisfactory to the Owner Trustee, the Equipment Trust Trustee and Lessee, whereby the Transferee confirms that it shall be deemed a party to this Agreement and a party to the Trust Agreement and agrees to be bound by all the terms of, and to undertake all of the obligations of the transferor Owner Participant contained in, the Trust Agreement, the Tax Indemnity Agreement and this Agreement

PARTICIPATION AGREEMENT             NW 1989 B

(to the extent of the participation so transferred to it), (P) such transfer does not violate any provision of the Federal Aviation Act, or any rules or regulations promulgated thereunder or create a relationship which would be in violation thereof or violate any provisions of the Securities Act of 1933, as amended, the Trust Indenture Act, or any other applicable law, (Q) the transferor Owner Participant assumes the risk of any loss of Interest Deductions, California Depreciation Deductions, Amortization Deductions, FSC Benefits and ACRS Deductions and the risk of any Inclusion Event (each as defined in the Tax Indemnity Agreement) resulting from such transfer, and (R) the transferor Owner Participant pays all of the reasonable expenses (including, without limitation, fees and expenses of counsel) incurred by the transferor Owner Participant, the Transferee the Owner Trustee, Lessee and the Equipment Trust Trustee in connection with such transfer. In addition to the foregoing conditions, each such transfer to a Transferee described in clause (D) above (a "Partnership Transferee") shall be subject to the additional conditions that (I) each of the Partnership Transferee and [__________________] in its individual capacity enter into such amendments to this Agreement, the Trust Agreement and the Tax Indemnity Agreement, in form and substance reasonably satisfactory to the Owner Trustee and Lessee, as Lessee shall require to take into account the Owner Participant's status as a limited partnership and not a corporation and to make [__________________] a party thereto in its individual capacity, provided that Lessee shall not be required to bear any increased or additional risks or to pay any increased or additional amounts as a result of any such amendment over those it would bear if the Owner Participant were to continue to be a corporation, such amendments, to include, without limitation, (a) undertakings by each of the Partnership Transferee and [__________________] in its individual
capacity that [                     ] shall remain the sole general partner of
the Partnership Transferee and shall not transfer any of its right, title or interest as general partner in the Partnership Transferee at any time while this Agreement remains in effect, it shall not remove [__________________] as general partner or admit any additional general partners to the Partnership Transferee, it shall not amend or modify the limited partnership agreement, certificate of limited partnership or any other governing instruments of the Partnership Transferee (except for the admission of limited partners), without the prior written consent of Lessee, which consent shall not be unreasonably withheld provided that such amendment or modification does not violate or conflict with the terms of this Section 8(n), it shall not admit to the Partnership Transferee as a limited partner any Person which does not satisfy the requirements of clause (III) of this Section 8(n) and it shall cause each limited partner of the Partnership Transferee to enter into an agreement or agreements as provided in clause (III) of this Section 8(n), (b) an amendment to the definition of "Lessor Liens" to include any Liens attributable to the Partnership

PARTICIPATION AGREEMENT             NW 1989 B

Transferee or any partner thereof and (c) a guaranty by [                      ]
in its individual capacity with respect to the obligations of the Partnership Transferee under this Agreement, the Trust Agreement and the Tax Indemnity
Agreement, as so amended, (II) [                         ] transfers 100% of the
Owner Participant's right, title and interest hereunder to such Partnership Transferee and (III) each limited partner of the Partnership Transferee shall
(a) have a net worth in excess of $50,000,000, determined in accordance with generally accepted accounting principles and not be of a type described in the final proviso to the second sentence of this Section 8(n) and (b) execute and deliver an agreement or agreements reasonably satisfactory to Lessee pursuant to which such limited partner agrees (i) to perform and comply with any obligations which a limited partner may have pursuant to Section 7(c) of this Agreement and the Tax Indemnity Agreement (as amended pursuant to this Section 8(n)), (ii) to not cause or permit to exist a Lessor Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate or the Estate and to promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien attributable to it, (iii) that the provisions of
Section 8(c) of this Agreement are applicable to it as if it were the Owner Participant and to be liable for any damages suffered as a result of its failure to comply with its obligations pursuant to such Section 8(c) and (iv) to withhold consent or approval to any action inconsistent with clause (I)(a) above and not to transfer any of its right, title or interest in the Partnership Transferee at any time while this Agreement remains in effect except to a Person which becomes a limited partner of the Partnership Transferee and satisfies the requirements of this clause (III).

         Upon any such transfer by the Owner Participant as above provided, the Transferee shall be deemed the Owner Participant for all purposes hereof and of the other Operative Documents and each reference herein to the transferor Owner Participant shall thereafter be deemed for all purposes to be to the Transferee and the transferor Owner Participant shall be relieved of all its obligations arising under the Operative Documents after the date of such transfer except to the extent fairly attributable to acts or events occurring on or prior thereto and not assumed by the transferee Owner Participant (in each case, to the extent of the participation so transferred) provided that any reference in this Section
8(n) to "[                            ]" shall continue to be a reference to
"[                          ]" only and shall not be deemed a reference to any
Transferee.

         (o) Notwithstanding the provisions of Section 8(x) hereof, Lessee shall not be entitled to assume the Guaranties on a Termination Date or on the date for purchase of the Aircraft pursuant to Section 19(d) of the Lease if on such Termination

PARTICIPATION AGREEMENT             NW 1989 B

Date or such date pursuant to Section 19(d) of the Lease an Event of Default shall have occurred and be continuing or any condition or event shall exist which, with the passage of time or giving of notice or both, would become such an Event of Default.

         (p) The First National Bank of Boston and Meridian Trust Company, each in its individual capacity, agrees for the benefit of the Owner Participant and Lessee to comply with the terms of the Equipment Trust Agreement which it is required to comply with in its individual capacity.

         (q) (A) Each of the Original Holder and the Owner Participant represents and warrants that it is not acquiring its interest in the Trust Estate, any Certificate or any interests represented thereby with the assets of any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or of any "plan" within the meaning of Section 4975(e)(1) of the Code. After the Delivery Date, each of the Original Holder and the Owner Participant agrees that it shall not take any action with respect to its participation in the transactions contemplated hereby that would result in a prohibited transaction under Section 406 or 407 of ERISA or Section 4975 of the Code.

                  (B) Lessee represents and warrants that: none of (i) the execution and delivery of this Agreement, (ii) the initial purchase by the Original Holder of the Certificates, and (iii) the initial acquisition by the Owner Participant of its beneficial interest in the Trust Estate will involve any prohibited transaction within the meaning of Section 406(a) of ERISA or
Section 4975(c)(1)(A) through (D) of the Code (such representation being made in reliance upon and subject to the accuracy of the representations contained in subparagraph (A) of this Section 8(q)).

         (r) The Owner Participant, the Owner Trustee and the Equipment Trust Trustee agree for the benefit of the Manufacturer and Lessee that they will use reasonable care not to disclose or suffer to be disclosed the terms of the Purchase Agreement to any third party except (A) as may be required by any applicable statute, court or administrative order or decree or governmental ruling or regulation, (B) in connection with the financing of the Aircraft and the other transactions contemplated by the Operative Documents (including any transfer of Certificates or the Owner Participant's beneficial interest in the Trust Estate and any exercise of remedies under the Lease and the Equipment Trust Agreement), (C) with the prior written consent of the Manufacturer and Lessee, or (D) in the case of the Owner Trustee, so much of the Purchase Agreement as has been assigned to it under the Purchase Agreement Assignment and not specifically reserved to Lessee under Section 1 thereof, to bona fide potential purchasers of the Aircraft. Any disclosure as

PARTICIPATION AGREEMENT             NW 1989 B

contemplated by clause (B) or (D) of the preceding sentence, including disclosure to counsel for the Owner Participant, the Owner Trustee or the Equipment Trust Trustee, shall include a requirement that the entity to which such information is disclosed shall make undertakings substantially the same as those contained herein. For the purposes of this Section 8(r), disclosure to any counsel or other agent of the Owner Participant, the Owner Trustee or the Equipment Trust Trustee by the Manufacturer or Lessee or counsel for either of them in connection with the transactions contemplated hereby shall be deemed to be disclosure to such Participant, the Owner Trustee or the Equipment Trust Trustee, as the case may be.

         (s) The Owner Trustee and the Owner Participant severally, not jointly, represent and warrant that none of the funds provided by the Original Holder pursuant to Section l(a) hereof will be used for the purpose of purchasing or carrying any "margin security" as defined in Regulation G of the Board of Governors of the Federal Reserve System or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry such margin security or for any other purpose which might cause the transaction contemplated by this Agreement to constitute a "purpose credit" within the meaning of Regulation X of the Board of Governors of the Federal Reserve assuming that the proceeds are applied as contemplated by the provisions of this Agreement.

         (t) The Original Holder represents and warrants that neither it nor anyone acting in its behalf has offered any Certificates for sale to, or solicited any offer to buy any Certificate from, any person or entity. The Original Holder represents and warrants and covenants and agrees: (i) that this Agreement has been duly authorized, executed and delivered by the Original Holder and this Agreement constitutes a legal, valid and binding obligation of the Original Holder enforceable against the Original Holder in accordance with its terms except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) that the Original Holder is a duly organized and validly existing banking institution under the laws of the Netherlands acting through its Cayman Islands branch; and
(iii) that the Original Holder has full power, authority and legal right to execute, deliver and carry out the terms of this Agreement. The Original Holder represents and warrants that the Certificates to be issued to it pursuant to the Equipment Trust Agreement are being acquired by it for investment and not with a view to distribution (it being understood that the Original Holder may pledge or assign as security its interest in each Certificate issued to it), provided that the disposition of its property shall at all times be and

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PARTICIPATION AGREEMENT             NW 1989 B


remain within its control, and subject to the right of the Original Holder to sell, transfer or otherwise dispose of any Certificate or any portion thereof, or to grant participations therein, in a manner which in itself does not require registration under the Securities Act of 1933, as amended.

         The Original Holder covenants and agrees that it shall not cause or permit to exist an Original Holder Lien attributable to it with respect to the Aircraft or any other portion of the Trust Estate. The Original Holder agrees that it will promptly, at its own expense, take such other action as may be necessary duly to discharge any Original Holder Lien. The Original Holder agrees to make restitution to the Trust Estate for any actual diminution of the assets of the Trust Estate resulting from such Original Holder Lien attributable to it.

         (u) The Owner Participant and the Owner Trustee will elect to treat Lessee as having acquired the Aircraft pursuant to Section 48(d) of the Code so as to permit Lessee to claim any available investment tax credit with respect to the Aircraft. The Owner Participant, the Owner Trustee and Lessee each agree, to file timely with all parties and with the Internal Revenue Service the appropriate statements required by Treas. Reg. Section 1.48-4(f) with respect to such election, in the manner reasonably prepared by Lessee. The Owner Participant and the Owner Trustee each agrees that it has not made nor will it make any representation with respect to the accuracy of the information set forth in paragraphs 5 or 6 of such election.

         (v) The First National Bank of Boston in its individual capacity represents and warrants that:

                  (i) the lien of the Equipment Trust Agreement on the collateral purported to be created thereby will be free and clear of Lessor Liens attributable to The First National Bank of Boston in its individual capacity, and there are no Liens affecting the title of the Owner Trustee to the Aircraft or any part of the Trust Estate or the Estate resulting from any act or claim against The First National Bank of Boston in its individual capacity arising out of any event or condition not related to the ownership, leasing, use or operation of the Aircraft or to any other transaction contemplated by this Agreement or any of the Operative Documents, including any Lien resulting from the nonpayment by The First National Bank of Boston in its individual capacity of any Taxes (as defined in Section 7(b)(i) hereof) imposed or measured by its net income;

                  (ii) there has not occurred any event which constitutes (or to the best of its knowledge would, with the passage of time or the giving of notice or both, constitute) an Event of Acceleration which has been caused by or relates

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PARTICIPATION AGREEMENT             NW 1989 B

         to The First National Bank of Boston in its individual capacity and which is presently continuing;

                  (iii) it is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has full power and authority to enter into and perform its obligations under each Operative Document to which it is a party and to execute and deliver the Guaranties to be delivered on the Delivery Date;

                  (iv) each Operative Document to which it is a party has been duly authorized by all necessary action on its part, and neither the execution and delivery thereof nor its performance of any of the terms and provisions thereof will violate the charter or by-laws of the First National Sank of Boston in its individual capacity, any Federal or Massachusetts law or regulation relating to its banking or trust powers or contravene or result in any breach of, or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected or any judgment or order binding on it;

                  (v) each Operative Document to which it is a party has been duly executed and delivered by it and, assuming that each such agreement is the legal, valid and binding obligation of each other party thereto, each of this Agreement, the Trust Agreement, the Lease, the Lease Supplement covering the Aircraft, the Equipment Trust Agreement, the Trust Supplement covering the Aircraft and the Guaranties to be delivered on the Delivery Date is the legal, valid and binding obligation of the Owner Trustee, enforceable against the Owner Trustee in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights; and

                  (vi) there are no pending or, to the knowledge of the Owner Trustee, in its individual capacity, threatened actions or proceedings against the Owner Trustee, in its individual capacity, before any court or administrative agency which, if determined adversely to the Owner Trustee, in its individual capacity, would materially adversely affect the ability of the Owner Trustee, in its individual capacity or as trustee, to perform its obligations under each of the Operative Documents to which it is or will be a party.

         (w) The Owner Participant covenants and agrees that if (i) Lessee has elected pursuant to Section 9(a) of the Lease to

PARTICIPATION AGREEMENT             NW 1989 B

terminate the Lease by causing the Aircraft to be sold pursuant to Section 9(c) of the Lease and (ii) the Owner Trustee has, pursuant to Section 9(c) of the Lease, given to Lessee written notice of Lessor's election to retain title to the Aircraft and (iii) the Owner Trustee has failed to make, on or before the Termination Date, any payment required to be made by the Owner Trustee pursuant to Section 9(c) of the Lease in connection with its retention of title to the Aircraft, the Owner Participant will indemnify Lessee for any losses, damages, costs or expenses of any kind (including any excess of the highest bid received on or before the Termination Date over the price for which the Aircraft may subsequently be sold, any additional Rents paid by Lessee and any fees and expenses of lawyers, appraisers, brokers or accountants) incurred as a consequence of such failure by the Owner Trustee. The Owner Participant further covenants and agrees to pay those costs and expenses specified to be paid by the Owner Participant pursuant to Exhibit F to the Lease.

         (x) Each of the Owner Participant, the Owner Trustee, the Equipment Trust Trustee, and Lessee covenants and agrees that if Lessee elects (a) to terminate the Lease pursuant to Section 9(a) of the Lease and to purchase the Aircraft pursuant to Section 9(b) of the Lease, (b) to purchase the Aircraft pursuant to Section 19(b) of the Lease, or (c) to terminate the Lease and purchase the Aircraft pursuant to Section 19(d) of the Lease, each of the parties will execute and deliver appropriate documentation transferring all their right, title and interest in the Aircraft to Lessee (including, without limitation, such bills of sale and other instruments and documents as Lessee shall reasonably request to evidence (on the public record or otherwise) such transfer and the vesting of all right, title and interest in and to the Aircraft in Lessee). In addition, if Lessee elects to assume the obligations of the Owner Trustee pursuant to the Equipment Trust Agreement and the Guaranties, each of the parties will execute and deliver appropriate documentation permitting Lessee to assume such obligations on the basis of full recourse to Lessee, maintaining the security interest in the Aircraft created by the Equipment Trust Agreement, amending the Equipment Trust Agreement to provide for the lease of the Aircraft and the Engines thereunder by the Equipment Trust Trustee to Lessee on terms and conditions no less favorable to the Equipment Trust Trustee and the Holders than those of the Lease as originally executed (including, without limitation, the terms and conditions contained in Sections 6, 7, 8, 9, 10, 11 and 12 of the Lease (as originally executed), assigning all of the rights and obligations of the Owner Trustee under the Purchase Agreement Assignment to Lessee, subject to the Lien of the Equipment Trust Agreement (together with an assumption by Lessee of all of the Owner Trustee's obligations under the Purchase Agreement Assignment), releasing the Owner Participant and the Owner Trustee from all future obligations in respect of the Certificates, the Guaranties and the Equipment

PARTICIPATION AGREEMENT             NW 1989 B

Trust Agreement, and will take all such other actions as are reasonably necessary to permit such assumption by Lessee. It shall be a condition to such assumption by Lessee that (x) the Holders and the Equipment Trust Trustee shall not be materially adversely affected by the actions taken pursuant to the preceding sentence, (y) Lessee is solvent at the time of such assumption and (z) Lessee shall deliver to the Equipment Trust Trustee an Opinion of Counsel to the effect that (A) the protections of Section 1110 of the Federal Bankruptcy Code (or any successor provision) afforded to the Equipment Trust Trustee by said section will not be less than such protections immediately prior to such assumption by Lessee, (B) the conditions set forth in the preceding sentence have been met and (C) the Equipment Trust Agreement will comply with the Trust Indenture Act following such assumption. Lessee agrees that if it so elects to purchase the Aircraft pursuant to Section 9(b) of the Lease and assume the obligations of the Owner Trustee pursuant to the Equipment Trust Agreement and the Guaranties, the Aircraft will not thereafter be the subject of any leveraged-lease or sale and lease-back transaction in which Lessee or any Affiliate of Lessee is the lessee, a sublessee or a guarantor of the obligations of any lessee or sublessee.

         (y) Lessee will not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

                  (i) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall be a citizen of the United States as defined in Section 101(16) of the Federal Aviation Act and shall be a United States certificated air carrier;

                  (ii) the corporation formed by such consolidation or into which Lessee is merged or the Person which acquires by conveyance, transfer or lease substantially all of the assets of Lessee as an entirety shall execute and deliver to the Owner Trustee, the Equipment Trust Trustee and the Owner Participant an agreement in form and substance reasonably satisfactory to the Owner Participant and the Owner Trustee, containing an assumption by such successor corporation or Person of the due and punctual performance and observance of each covenant and condition of this Agreement, the Equipment Trust Agreement, the Lease, the Purchase Agreement Assignment, and the Tax Indemnity Agreement to be performed or observed by Lessee;

                  (iii) immediately after giving effect to such transaction, no Event of Default under the Lease shall have occurred and be continuing; and

PARTICIPATION AGREEMENT             NW 1989 B

                  (iv) Lessee shall have delivered to the Owner Trustee, the Equipment Trust Trustee and the Owner Participant a certificate signed by the President or any Vice President and by the Secretary or an Assistant Secretary of Lessee, and an opinion of counsel reasonably satisfactory to the Owner Participant and the Owner Trustee, each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (ii) above comply with this Section 8(y) and that all conditions precedent herein provided for relating to such transaction have been complied with.

         Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety in accordance with this Section 8(y), the successor corporation or Person formed by such consolidation or into which Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under this Agreement with the same effect as if such successor corporation or Person had been named as Lessee herein. No such conveyance, transfer or lease of substantially all of the assets of Lessee as an entirety shall have the effect of releasing Lessee or any successor corporation or Person which shall theretofore have become such in the manner prescribed in this Section 8(y) from its liability hereunder.

         (z) Lessee, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and re-filing of the Lease, the Lease Supplement, the Trust Agreement, the Equipment Trust Agreement and the Trust Supplement and any financing statements or other instruments as are necessary to maintain, so long as the Equipment Trust Agreement or the Lease is in effect, the perfection of the security interest created by the Equipment Trust Agreement (including title solely for security purposes) and any security interest that may be claimed to have been created by the Lease and the ownership interest of the Owner Trustee in the Aircraft or will furnish to the Owner Trustee and the Equipment Trust Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable them to take such action.

         (aa) Section 3 of the Lease contemplates that, under certain circumstances, the Owner Participant will make certain recalculations of Basic Rent, Excess Amount, Stipulated Loss Value and Termination Value, and the Owner Participant hereby agrees to make such recalculations as and when contemplated by the Lease and subject to all the terms and conditions of the Lease and promptly to take such further actions as may be necessary or desirable to give effect to and to cause the Owner

PARTICIPATION AGREEMENT             NW 1989 B

Trustee to give effect to the provisions of Section 3 of the Lease.

         (bb) The Owner Participant hereby agrees to notify Lessee or cause Lessee to be notified by telex or telegram not later than 2:00 P.M., New York time, on the third Business Day prior to the day for which an Excess Amount is indicated stating whether or not the Owner Participant intends to pay such amount in full by 10:30 A.M., New York time, on the due date.

         (cc) The Owner Participant hereby agrees with Lessee that it will pay, or cause to be paid, all costs and expenses that are for the account of the Owner Trustee pursuant to Section 5(d) of the Lease.

         (dd) The Original Holder agrees to notify each of the Equipment Trust Trustee, the Owner Trustee, the Owner Participant and Lessee of the actual interest expected to accrue on the Certificates during each Interest Period promptly after the commencement of such Interest Period and after the occurrence of any event that would cause such actual interest expected to accrue during such Interest Period to change from the amount previously notified.

         (ee) The Owner Participant hereby agrees with Lessee, and only with Lessee, and not for the benefit of any other party to this Agreement, that it promptly will pay the Owner Trustee any funds necessary to enable the Owner Trustee promptly to pay to Lessee the full amount of any Reimbursement Amount owed to Lessee.

         (ff) Lessee shall deliver a copy of the Purchase Agreement (insofar as it relates to the Aircraft) to the Equipment Trust Trustee upon the request of the Equipment Trust Trustee during any period when an Event of Default shall have occurred and be continuing.

         (gg) If (i) all or any part of the Trust Estate becomes the property of, or the Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Reform Act of 1978 or any successor provision, (ii) pursuant to such reorganization provisions the Owner Trustee (in its individual capacity) or the Owner Participant is required, by reason of the Owner Trustee (in its individual capacity) or the Owner Participant being held to have recourse liability to the Holder(s) of the Certificates or to the Equipment Trust Trustee, directly or indirectly (other than the recourse liability of the Owner Participant under this Participation Agreement), to make payment on account of any amount payable as principal or interest on the Certificates and
(iii) any Holder(s) of the Certificates which are parties to this Agreement or the Equipment Trust Trustee actually receives any Excess Payment (as hereinafter

PARTICIPATION AGREEMENT             NW 1989 B

defined) which reflects any payment by the Owner Trustee (in its individual capacity) or the Owner Participant on account of (ii) above, then such Holder(s) or the Equipment Trust Trustee, as the case may be, shall promptly refund to the Owner Trustee or the Owner Participant (whichever shall have made such payment) such Excess Payment. For purposes of this Section 8(gg), "Excess Payment" means the amount by which such payment exceeds the amount which would have been received by the Holder(s) of the Certificates or the Equipment Trust Trustee if the Owner Trustee (in its individual capacity) or the Owner Participant has not become subject to the recourse liability referred to in (ii) above. Nothing contained in this Section 8(gg) shall prevent the Holder of a Certificate or the Equipment Trust Trustee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of the Owner Trustee (in its individual capacity) or the Owner Participant under this Participation Agreement or the Equipment Trust Agreement (and any exhibits or annexes thereto).

         SECTION 9. Lessee's Right of Quiet Enjoyment. Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Lease, and expressly, severally and as to its own actions only, agrees that, notwithstanding any of the provisions of any of the Operative Documents, so long as no Event of Default has occurred and is continuing, it shall not take or cause to be taken any action contrary to Lessee's rights under the Lease, including without limitation, the right to possession and use of the Aircraft (it being understood that the foregoing shall not be deemed to have modified in any respect the obligations of Lessee pursuant to Section 20 of the Lease, which obligations are absolute and unconditional).

         SECTION 10. Other Documents. Each of the Owner Participant and the Owner Trustee hereby (A) agrees with Lessee, the Holders and the Equipment Trust Trustee to comply with all of the terms of the Trust Agreement (as the same may hereafter be amended or supplemented from time to time in accordance with the terms thereof) applicable to it; and (B) agrees with Lessee, the Holders and the Equipment Trust Trustee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner adversely effecting such party without the prior written consent of such party. The Equipment Trust Trustee and the Owner Trustee agree to promptly furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Documents to which Lessee is not a party. Notwithstanding anything to the contrary contained herein, in the Trust Agreement or in any other Operative Document, the Owner Participant will not consent to or direct a change in the situs of the Trust Estate without the prior written consent of Lessee which consent shall not be unreasonably withheld.

PARTICIPATION AGREEMENT             NW 1989 B

         SECTION 11. Certain Covenants of Lessee. Lessee covenants and agrees with each of the Original Holder, the Owner Participant, the Equipment Trust Trustee and the Owner Trustee, in its capacity as such and in its individual capacity as follows:

         (a) Lessee will cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as the Owner Trustee, the Equipment Trust Trustee or the Owner Participant shall reasonably require for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Documents. Lessee, forthwith upon delivery of the Aircraft under the Lease, shall use its best efforts to cause the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Owner Trustee, except as otherwise required or permitted hereunder or under the Lease, under the Federal Aviation Act, or shall furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to make application for such registration, and shall promptly furnish to the Owner Trustee such information as may be required to enable the Owner Trustee to timely file any reports required to be filed by it as the lessor under the Lease or as the owner of the Aircraft with any governmental authority.

         (b) Lessee will cause the Lease, all Lease Supplements, all amendments to the Lease, the Equipment Trust Agreement, and all supplements and amendments to the Equipment Trust Agreement to be promptly filed and recorded, or filed for recording, to the extent permitted under the Federal Aviation Act, or required under any other applicable law. Upon the execution and delivery of the Manufacturer's Bill of Sale, the FAA Bill of Sale, and the Owner Trustee's FAA Bill of Sale, the Lease Supplement covering the Aircraft and the Trust Supplement, the Lease and the Equipment Trust Agreement there shall be filed for recording with the Federal Aviation Administration the following documents in the following order of priority; first, the Manufacturer's Bill of Sale, the FAA Bill of Sale, and the Owner Trustee's FAA Bill of Sale, second, the Equipment Trust Agreement, with the Trust Agreement and the Trust Supplement attached, and third, the Lease, with the Lease Supplement covering the Aircraft, the Equipment Trust Agreement and the Trust Supplement attached. Lessee agrees to furnish the Owner Participant, the Owner Trustee and the Equipment Trust Trustee with copies of certified copies of the foregoing documents as promptly as practicable following the issuance of same by the Federal Aviation Administration.

PARTICIPATION AGREEMENT             NW 1989 B

         SECTION 12. Owner for Federal and State Tax Purposes. It is hereby agreed among the Equipment Trust Trustee, Lessee, the Original Holder, the Owner Participant and the Owner Trustee that for Federal and State income tax purposes the Owner Participant will be the owner of the Aircraft to be delivered under the Lease and Lessee will be the lessee thereof, and each party hereto agrees to characterize the Lease as a lease for Federal and State income tax purposes.

         SECTION 13. Definitions; Notices; Consent to Jurisdiction.

         (a) Unless the context otherwise requires, all capitalized terms used herein shall have the meanings set forth in Annex A hereto for all purposes of this Agreement.

         (b) All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by prepaid Telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, or by prepaid courier service, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this Section 13(b). Unless otherwise specified by any party hereto in a notice sent or delivered to each other party hereto in accordance with the foregoing provisions of this Section 13(b), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective Telex, TWX or telecopier numbers) as follows:
(A) if to Lessee, the Owner Trustee, the Equipment Trust Trustee, the Original Holder or the Owner Participant, to the respective addresses set forth below the signatures of such parties at the foot of this Agreement or (B) if to a subsequent Owner Participant, addressed to such subsequent Owner Participant at such address as such subsequent Owner Participant shall have furnished by notice to the parties hereto.

         (c) Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to

PARTICIPATION AGREEMENT             NW 1989 B

the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement, the Lease, the Tax Indemnity Agreement or any other Operative Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts. Lessee hereby generally consents to service of process at Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038,
Attention: Managing Attorney, or such office of Lessee in New York City as from time to time may be designated by Lessee in writing to the Owner Participant, the Owner Trustee, and the Equipment Trust Trustee. The agreement set forth in this Section 13(c) is given solely for the benefit of the parties, their permitted successors and assigns, and is not intended to and shall not inure to the benefit of any other person.

         SECTION 14. Change of Situs of Owner Trust. The Owner Participant agrees that if, at any time, the Trust Estate becomes subject to any Taxes (as defined in Section 7(b) hereof) for which it is indemnified pursuant to Section 7(b) hereof and if, as a consequence thereof, Lessee should request that the situs of the trust be moved to another state in the United States from the state in which it is then located, the situs of the trust may be moved with the written consent of the Owner Participant (which consent shall not be unreasonably withheld) and the Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; provided that (A) Lessee shall provide such additional tax indemnification as the Owner Participant may reasonably request, (B) the rights and obligations under the Operative Documents of the Owner Participant shall not be altered as a result of the taking of such action, (C) the lien of the Equipment Trust Agreement on the Estate shall not be adversely affected by such action, (D) the Owner Participant shall have received an opinion or opinions of counsel satisfactory to the Owner Participant, in scope, form and substance satisfactory to the Owner Participant to the effect that (I) the trust, as thus removed, shall remain a validly established trust,
(II) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (III) such removal will not result in the imposition of, or increase in the amount of, any Tax for which Lessee is not required to indemnify the Owner Participant, the Owner Trustee, the Equipment Trust Trustee or the Trust Estate pursuant to Section 7(b) hereof (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (IV) such removal will not result in any Loss of Interest Deductions or ACRS Deductions or an Inclusion Event (as defined in the Tax Indemnity Agreement) with respect to which Lessee is not required to indemnify the

PARTICIPATION AGREEMENT             NW 1989 B

Owner Participant pursuant to Section 4 of the Tax Indemnity Agreement (taking into account any additional indemnification provided by Lessee pursuant to clause (A) of this sentence), (V) if such removal involves the replacement of the Owner Trustee, substantially covering the matters described in the opinion of counsel delivered pursuant to Section 4(a)(xii) hereof and (VI) covering such other matters as the Owner Participant may reasonably request, and (E) Lessee shall indemnify and hold harmless the Owner Participant and the Owner Trustee on a net after-tax basis against any and all reasonable and actual costs and expenses including counsel fees and disbursements, registration fees, recording or filing fees and taxes incurred by the Owner Trustee and the Owner Participant in connection with such change of situs.

         SECTION 15. Miscellaneous.

         (a) The Owner Participant covenants and agrees that it shall not unreasonably withhold its consent to any consent requested of the Owner Trustee, as Lessor, under the terms of the Lease which by its terms is not to be unreasonably withheld by the Owner Trustee, as Lessor.

         (b) The representations, warranties, indemnities and agreements of Lessee, the Owner Trustee, the Equipment Trust Trustee, the Original Holder and the Owner Participant provided for in this Agreement, and Lessee's, the Owner Trustee's, the Equipment Trust Trustee's, the Original Holder's and the Owner Participant's obligation under any and all thereof, shall survive the making available of the Holders' Commitment and the Owner Participant's Commitment, the delivery or return of the Aircraft, the transfer of any interest by the Owner Participant in the Trust Estate, and the expiration or other termination of this Agreement or any other Operative Document.

         (c) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought; and no such termination, amendment, supplement, waiver or modification shall be effective unless a signed copy thereof shall have been delivered to the Equipment Trust Trustee and the Owner Trustee. The terms of this Agreement shall be binding upon, and inure to the benefit of, Lessee and its successors and assigns, the Owner Participant and its successors and assigns, each Holder and its successors and registered assigns, the Equipment Trust Trustee and its successors as Equipment Trust Trustee under the Equipment Trust

PARTICIPATION AGREEMENT             NW 1989 B

Agreement and the Owner Trustee and its successors as Owner Trustee under the Trust Agreement. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance. This Agreement is being delivered in the State of New York.

         (d) The parties hereto agree that all of the statements, representations, covenants and agreements made by the Owner Trustee (when made in such capacity) contained in this Agreement and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate. Therefore, anything contained in this Agreement or such other agreements to the contrary notwithstanding (except for any express provisions that the Owner Trustee is responsible for in its individual capacity), no recourse shall be had with respect to this Agreement or such other agreements against the Owner Trustee in its individual capacity or against any institution or person which becomes a successor trustee or cotrustee or any officer, director, trustee, servant or direct or indirect parent or controlling person or persons of any of them; provided, however, that this
Section 15(d) shall not be construed to prohibit any action or proceeding against any party hereto for its own willful misconduct or grossly negligent conduct for which it would otherwise be liable; and provided, further, that nothing contained in this Section 15(d) shall be construed to limit the exercise and enforcement in accordance with the terms of this Agreement or such other agreements of rights and remedies against the Trust Estate. The foregoing provisions of this Section 15(d) shall survive the termination of this Agreement and the other Operative Documents.

         SECTION 16. Expenses.

         (a) Invoices and Payment. Each of the Owner Trustee, the Equipment Trust Trustee, the Original Holder, the Owner Participant, and Lessee shall promptly submit to the Owner Trustee for its prompt approval (which shall not be unreasonably withheld) copies of invoices of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than April 20, 1989). If the Aircraft is delivered, accepted and leased, the Owner Participant agrees to transfer to the Owner Trustee no later than May 5, 1989 such amount as shall be necessary in order to enable the Owner Trustee to pay Transaction Expenses. To the extent of funds received by it, the Owner Trustee agrees to pay all invoices of Transaction Expenses that have been approved by it promptly upon receipt thereof.

PARTICIPATION AGREEMENT             NW 1989 B

         (b) Payment of Other Expenses. Notwithstanding the provisions of
Section 16(a), Lessee agrees to pay the fees, expenses and disbursements of Messrs. Cadwalader, Wickersham & Taft, special counsel for Lessee, and the Owner Participant agrees to pay the fees, expenses and disbursements of Messrs. Luce, Forward, Hamilton & Scripps, special counsel to the Owner Participant and the Parent, in connection with the preparation, execution and delivery of the Operative Documents and the closings of the transactions contemplated thereby which do not constitute Transaction Expenses.

         (c) Payment by the Owner Participant and Lessee. Notwithstanding the provisions of Section 16(a), if the Aircraft shall not be delivered, accepted and leased, the Owner Participant shall pay its own Transaction Expenses and Lessee shall pay its own Transaction Expenses and those of the Owner Trustee and the Equipment Trust Trustee.

         (d) Certain Payments by Lessee. If the aggregate amount of Transaction Expenses determined pursuant to Section 16(a) exceeds 0.75% of Lessor's Cost, then Lessee shall reimburse any party hereto for Transaction Expenses incurred by it in such amounts as Lessee shall determine in its discretion up to an aggregate amount equal to the lesser of (i) such excess and (ii) $50,000. Any payments made by Lessee pursuant to this Section 16(d) shall satisfy the obligation to pay Transaction Expenses pursuant to Section 16(a) to the extent paid but shall not be considered paid by Lessor for purposes of Section 3(d)(ii) of the Lease.

         SECTION 17. Optional Redemption of Certificates.

         (a) In the event that at any time Lessee shall have given written notice to the Owner Participant, the Owner Trustee and the Equipment Trust Trustee that there be effected a voluntary redemption of the Certificates as part of a refunding or refinancing operation, the Owner Participant agrees to negotiate promptly in good faith to conclude an agreement with Lessee as to the terms of such refunding or refinancing operation (including the terms of any debt to be issued in connection with such refunding or refinancing operation) and upon such agreement:

                  (1) within ten Business Days after the reaching of such agreement, the Owner Participant will deliver to Lessee and the Equipment Trust Trustee a certificate of an authorized representative of the Owner Participant (the "Refinancing Certificate") setting forth
         (i) the proposed date on which the outstanding Certificates will be redeemed, which date shall give sufficient time for any notice of redemption to be given to Holders of the Certificates, any new debt will be issued and the other aspects of such refunding or

PARTICIPATION AGREEMENT             NW 1989 B

         refinancing operation will be consummated (such date, the "Refinancing Date") and (ii) the following information calculated pursuant to the provisions of paragraph (6) of this Section 17(a): (A) subject to the limitations set forth in this Section 17, the proposed adjusted Debt/Equity Ratio, (B) the principal amount of debt to be issued on the Refinancing Date, (C) the amount, if any, by which the Owner Participant's aggregate investment in the beneficial interest in the Aircraft is to be decreased and (D) the proposed revised schedules of Basic Rent percentages, debt amortization, Stipulated Loss Value percentages and Termination Value percentages. The Refinancing Certificate shall not provide for a Debt/Equity Ratio of more than 4:1. Within fourteen days of its receipt of the Refinancing Certificate, Lessee may demand a verification pursuant to Exhibit F to the Lease of the information set forth in the Refinancing Certificate. Upon the acceptance by Lessee of the accuracy of the information set forth in the Refinancing Certificate (or the determination pursuant to such verification procedures) as to the Debt/Equity Ratio, the principal amount of debt to be issued by the Owner Trustee on the Refinancing Date and the revised schedules of Basic Rent percentages, debt amortization, Stipulated Loss Value percentages and Termination Value percentages (such information, whether as so set forth or as so determined, the "Refinancing Information"), the appropriate parties will take the actions specified in paragraphs (2) through (5) below;

                  (2) the appropriate parties will enter into a financing or loan agreement (which may involve an underwriting agreement in connection with a public offering of such debt or the sale of the Owner Trustee's interest in the Trust Estate and/or the Aircraft and its resale to the Owner Trustee) with the institution or institutions to be named therein providing for (i) the issuance and sale by the Owner Trustee and/or the Equipment Trust Trustee to such institution or institutions on the Refinancing Date of debt securities in an aggregate principal amount specified in the Refinancing Information which amount shall be at least equal to the aggregate principal amount of all Certificates outstanding on the Refinancing Date (such debt securities, the "New Debt"), (ii) the application of the proceeds of the sale of the New Debt to the redemption of all such Certificates on the Refinancing Date and (iii) the payment of the excess, if any, of such proceeds over the amounts necessary to effect such redemption to the Owner Trustee;

PARTICIPATION AGREEMENT             NW 1989 B

                  (3) Lessee and the Owner Trustee will amend the Lease to provide that (i) Basic Rent payable in respect of the period from and after the Refinancing Date shall be as provided in the Refinancing Information and (ii) amounts payable in respect of Stipulated Loss Value and Termination Value from and after the refunding date shall be as provided in the Refinancing Information;

                  (4) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the New Debt in like manner as the Certificates and will enter into such amendments and supplements to the Equipment Trust Agreement (or a new equipment trust agreement, indenture or other security agreement) as may be necessary to effect such refunding or refinancing;

                  (5) unless otherwise agreed by the Owner Participant, Lessee shall pay or reimburse all of the expenses of such refunding or refinancing (including the fees and expenses of counsel); and

                  (6) when calculating any of the information required to be set forth in a Refinancing Certificate, the Owner Participant shall make such calculations in a manner which (A) maintains the Owner Participant's Net Economic Return, (B) minimizes the Net Present Value of Rents to Lessee and minimizes the Stipulated Loss Value and Termination Value percentages to the extent possible consistent with clause (A), (C) is consistent with the provisions of Section 3 of the Lease and (D) uses the same methodology and assumptions used by the Owner Participant in determining Basic Rent, Excess Amounts, Stipulated Loss Values and Termination Values on the Delivery Date (except to the extent such assumptions have been altered since the Delivery Date in connection with an adjustment to Rents pursuant to Section 3(d) of the Lease or such assumptions are the subject of the recalculations being conducted by the Owner Participant).

         (b) In the case of a refunding or refinancing involving a public offering of the New Debt, Lessee shall have the right to purchase such debt securities and apply such securities as a credit against its obligation to pay Rent to the extent provided for in Section 8(1) hereof, provided that in connection with such refunding or refinancing Lessee shall have agreed to indemnify the Owner Participant with respect to such right in a manner reasonably satisfactory to the Owner Participant.

PARTICIPATION AGREEMENT             NW 1989 B

         (c) The Certificates shall not be subject to voluntary redemption by the Owner Trustee or the Equipment Trust Trustee without the consent of Lessee.

         (d) Unless otherwise agreed to in writing by the Owner Participant, only three such refunding or refinancing operations shall be permitted. Unless otherwise agreed, any refinancing shall not change the amount of the Owner Participant's Commitment and shall be for all Outstanding Certificates.

         (e) Notwithstanding anything to the contrary contained in this Agreement or any of the other Operative Documents, the Original Holder, the Owner Participant, the Owner Trustee, the Equipment Trust Trustee and Lessee agree that in connection with the first refunding or refinancing operation under this Section 17, if such operation involves the offering and sale pursuant to a registration statement filed with the SEC of Certificates issued under the Equipment Trust Agreement (the "Public Certificates"), the provisions of this
Section 17(e) shall govern such refunding or refinancing to the exclusion of the other provisions of this Section 17:

                  (1) not later than the effective date of the registration statement filed with the SEC which relates to the Public Certificates (the "Effective Date"), the Owner Participant shall prepare and submit to Lessee revised schedules of Basic Rent and Excess Amount percentages, debt amortization, Stipulated Loss Value percentages and Termination Value percentages for attachment to the Lease Amendment referred to in clause 7 below, which schedules shall be based on the principal amounts, maturities, and interest rates of the Public Certificates (as such principal amounts and maturities shall have been specified by the Owner Participant), and Lessee shall have verified such calculations in accordance with this Agreement;

                  (2) on the closing date for the issuance and sale of the Public Certificates (the "Closing Date"), the Equipment Trust Trustee shall redeem all of the outstanding Certificates by payment to the Holders thereof in accordance with Section 6.01(c) of the Equipment Trust Agreement of an amount equal to the unpaid principal of and accrued and unpaid interest on the Certificates as provided in clause 3 below plus the additional amount set forth in clause 4 below and shall authenticate and deliver the Public Certificates in an initial aggregate principal amount which shall equal or exceed the principal amount of the Certificates being redeemed, and the Owner Trustee shall execute and deliver the Guaranties relating to the Public Certificates;

PARTICIPATION AGREEMENT             NW 1989 B

                  (3) the Equipment Trust Trustee shall pay the unpaid principal amount of the Certificates being redeemed with the proceeds from the sale of the Public Certificates and shall pay the accrued and unpaid interest on such Certificates from amounts provided to the Equipment Trust Trustee by the Owner Trustee as ETA Rent, which amounts shall be paid to the Owner Trustee by the Owner Participant, in the event that the Closing Date occurs on or prior to the Commencement Date, which amounts the Owner Participant agrees to pay to Lessor in immediately available funds on the Closing Date, or from amounts paid to the Owner Trustee by Lessee as advance Rent under the Lease, in the event that the Closing Date occurs after the Commencement Date, which amount Lessee agrees to pay to the Owner Trustee in immediately available funds on the Closing Date and for which Lessee shall be entitled to a credit against future payments of Basic Rent due under the Lease;

                  (4) Lessee shall pay to the Owner Trustee as Supplemental Rent under the Lease in immediately available funds an amount equal to any Funding Loss Amount due and payable on the Certificates being redeemed on the Closing Date pursuant to Section 6.01(C) of the Equipment Trust Agreement and the Owner Trustee shall pay such Funding Loss Amount to the Equipment Trust Trustee as ETA Rent under the Equipment Trust Agreement;

                  (5) not later than the Closing Date, the parties hereto shall execute and deliver a refunding agreement in the form attached as
         Exhibit I to this Agreement (the "Refunding Agreement") and shall perform their obligations as expressly provided therein;

                  (6) not later than the Closing Date, the Owner Trustee, the Equipment Trust Trustee and Lessee shall execute and deliver an amendment to the Equipment Trust Agreement in the form attached as an exhibit to the Refunding Agreement;

                  (7) not later than the Closing Date, the Owner Trustee and Lessee shall execute and deliver an amendment to the Lease Agreement in the form attached as an exhibit to the Refunding Agreement;

                  (8) not later than the Closing Date, the parties hereto shall execute and deliver such other amendments to the Operative Documents which shall be required pursuant to the terms of the Refunding Agreement; and

PARTICIPATION AGREEMENT             NW 1989 B

                  (9) on the Closing Date, the Owner Participant shall pay to the Owner Trustee for reimbursement to Lessee an amount equal to the underwriting discounts and commissions payable in connection with the sale of the Public Certificates. Such payment shall be made by the Owner Participant in immediately available funds and paid by the Owner Trustee to Lessee upon receipt by the Owner Trustee, and shall constitute "Transaction Expenses" as defined in Annex A hereto.

PARTICIPATION AGREEMENT             NW 1989 B

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                   NORTHWEST AIRLINES, NC.,
                                   Lessee


                                   By:
                                       -----------------------------------------
                                   Title:  Vice President
                                   Address:  Minneapolis/St. Paul
                                             International Airport
                                             St. Paul, Minnesota  55111
                                             Attn:  Chief Financial Officer
                                   Telex No.  29-7024
                                   Answerback:  NWAIR STP A


                                   [_______________________],
                                     Owner Participant


                                   By:
                                       -----------------------------------------
                                   Title:  President


                                   By:
                                       -----------------------------------------
                                   Title:
                                   Address:


                                   Telecopy No:

                                   SCHEDULE I

                                   [NW 1989 B]

                                   Commitments


                                                              Commitment
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